UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐ Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

SNOWFLAKE INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL
MEETING OF STOCKHOLDERS
To Be Held on July 5, 2023
Dear Stockholder:
We are pleased to invite you to virtually attend the 2023 Annual Meeting of Stockholders (together with any adjournments, postponements, or continuations thereof, the Annual Meeting) of Snowflake Inc., a Delaware corporation (Snowflake). The Annual Meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/SNOW2023 on Wednesday, July 5, 2023 at 10:00 a.m., Mountain Time. The virtual format of the Annual Meeting allows us to preserve stockholder access while saving time and money for both us and our stockholders. You will be able to vote and submit questions during the Annual Meeting, and we encourage you to attend online and participate.
The Annual Meeting will be held for the following purposes, which are more fully described in the accompanying materials:

1	To elect three nominees for Class III directors, Teresa Briggs, Jeremy Burton, and Mark D. McLaughlin, each to hold office until our Annual Meeting of Stockholders in 2026 and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal;
2	To approve, on a non-binding advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement (commonly referred to as “say-on-pay”);
3	To ratify the selection of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the fiscal year ending January 31, 2024; and
4	To conduct any other business properly brought before the Annual Meeting.
We have elected to provide internet access to our proxy materials for our Annual Meeting, which include the proxy statement (Proxy Statement) accompanying this notice, in lieu of mailing printed copies. Providing our Annual Meeting materials via the internet reduces the costs associated with our Annual Meeting and lowers our environmental impact, all without negatively affecting our stockholders’ ability to timely access Annual Meeting materials.
On or about May 25, 2023, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended January 31, 2023 (2023 Annual Report). The Notice provides instructions on how to vote online or by telephone and how to receive a paper copy of proxy materials by mail. The Proxy Statement and our 2023 Annual Report can be accessed directly at the internet address www.proxyvote.com using the control number located on the Notice, on your proxy card, or in the instructions that accompanied your proxy materials.

Our board of directors has fixed the close of business on May 12, 2023 as the record date for the Annual Meeting. Only stockholders of record at the close of business on May 12, 2023 are entitled to notice of, and to vote at, the Annual Meeting.
By Order of the Board of Directors
Frank Slootman
Chief Executive Officer and Chairman

Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, please ensure that your shares are voted during the Annual Meeting by signing and returning a proxy card or by using our internet or telephonic voting system. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held on your behalf by a brokerage firm, bank, or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that nominee.

OUR ADDRESS Suite 3A, 106 East Babcock Street, Bozeman, Montana 59715
VIRTUAL MEETING
If you held shares of our common stock at the close of business on May 12, 2023, you are invited to virtually attend the Meeting at www.virtualshareholdermeeting.com/SNOW2023 and vote on the proposals described in this Proxy Statement.

TABLE OF

PROXY
STATEMENT
For the 2023 Annual Meeting of Stockholders
GENERAL INFORMATION
Our board of directors is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders of Snowflake Inc. (together with any adjournments, postponements, or continuations thereof, the Annual Meeting) for the purposes set forth in this proxy statement for our Annual Meeting (Proxy Statement). The Annual Meeting will be held virtually via a live webcast on the internet on July 5, 2023 at 10:00 a.m., Mountain Time. The Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended January 31, 2023 (2023 Annual Report) is first being mailed on or about May 25, 2023 to all stockholders entitled to vote at the Annual Meeting. If you held shares of our common stock at the close of business on May 12, 2023, you are invited to virtually attend the Annual Meeting at www.virtualshareholdermeeting.com/SNOW2023 and vote on the proposals described in this Proxy Statement.
In this Proxy Statement, we refer to Snowflake Inc. as “Snowflake,” “we,” “us,” or, “our” and the board of directors of Snowflake as “our board of directors.” The 2023 Annual Report accompanies this Proxy Statement. You also may obtain a paper copy of the 2023 Annual Report without charge by following the instructions in the Notice.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

DATE & TIME July 5, 2023 10:00 a.m. Mountain Time
VIRTUAL MEETING
If you held shares of our common stock at the close of business on May 12, 2023, you are invited to virtually attend the Meeting at www.virtualshareholdermeeting.com/SNOW2023 and vote on the proposals described in this Proxy Statement.

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QUESTIONS AND ANSWERS
WHAT AM I VOTING ON?

PROPOSAL		BOARD RECOMMENDATION	PAGE REFERENCE

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Election of Teresa Briggs, Jeremy Burton, and Mark D. McLaughlin as Class III directors, each to hold office until our annual meeting of stockholders in 2026 and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal.
		“FOR” the election of each of Teresa Briggs, Jeremy Burton, and Mark D. McLaughlin as a Class III director.	Page 26

2	Approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement (commonly referred to as "say-on-pay").	"FOR" the approval, on a non-binding advisory basis, of the compensation of our named executive officers.	Page 28

3	Ratification of the selection of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the fiscal year ending January 31, 2024.	“FOR” the ratification of the selection of PwC as our independent registered public accounting firm for the fiscal year ending January 31, 2024.	Page 29

WHY DID I RECEIVE A NOTICE REGARDING THE
AVAILABILITY OF PROXY MATERIALS ON THE INTERNET?
Pursuant to rules adopted by the Securities and Exchange Commission (SEC), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice because our board of directors is soliciting your proxy to vote at the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about May 25, 2023 to all stockholders of record entitled to vote at the Annual Meeting.

WILL I RECEIVE ANY OTHER PROXY MATERIALS BY MAIL?
We may send you a proxy card, along with a second Notice, after ten calendar days have passed since our first mailing of the Notice.

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WHO CAN VOTE AT THE ANNUAL MEETING?
Only stockholders of record at the close of business on May 12, 2023 (Record Date) will be entitled to vote at the Annual Meeting. On the Record Date, there were 325,914,191 shares of our common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone, or by completing and returning a printed proxy card.
Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee
If, at the close of business on the Record Date, your shares were held not in your name, but on your behalf by a brokerage firm, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that nominee. Those shares will be reported as being held by the nominee (e.g., your brokerage firm) in the system of record used for identifying stockholders. As a beneficial owner of the shares, you are invited to attend the Annual Meeting, and you have the right to direct your brokerage firm, bank, or other nominee how to vote the shares in your account. Please refer to the voting instructions provided by your broker, bank, or other nominee. Many brokers, banks, or other nominees enable beneficial owners to give voting instructions by telephone or over the internet as well as in writing. You are also welcome to attend the Annual Meeting and vote online during the meeting. However, because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy (sometimes referred to as a “legal proxy”) from your brokerage firm, bank, or other nominee. Follow the instructions from your brokerage firm, bank, or other nominee included with your proxy materials, or contact your brokerage firm, bank, or other nominee to request a proxy form. You may access the meeting and vote by logging in with your control number at www.virtualshareholdermeeting.com/SNOW2023.

WILL A LIST OF RECORD STOCKHOLDERS AS OF THE RECORD DATE BE AVAILABLE?
For the ten days ending the day prior to the Annual Meeting, a list of stockholders of record as of the Record Date will be available upon request via IR@snowflake.com for examination by any stockholder for any purpose relating to the Annual Meeting.

HOW DO I ATTEND AND ASK QUESTIONS DURING THE ANNUAL MEETING?
We will be hosting the Annual Meeting via live webcast only. You can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/SNOW2023 by logging in with your control number. The meeting will start at 10:00 a.m., Mountain Time, on Wednesday, July 5, 2023. We recommend that you log in a few minutes before 10:00 a.m., Mountain Time, to ensure you are present when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
In order to attend the Annual Meeting, you will need your control number, which is included in the Notice or on your proxy card if you are a stockholder of record. If you are the beneficial owner of your shares, your control number is included with your voting instruction card and voting instructions received from your brokerage firm, bank, or other nominee. Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/SNOW2023.

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If you would like to submit a question during the Annual Meeting, you may log in at www.virtualshareholdermeeting.com/SNOW2023 using your control number, type your question into the “Ask a Question” field, and click “Submit.” When you log into the Annual Meeting, please review our rules of conduct, which have been prepared to ensure a productive and efficient meeting that is fair to all stockholders in attendance. We will answer as many questions as possible in the time allotted for the Annual Meeting. We will only answer questions that are submitted in accordance with the rules of conduct and are relevant to an agenda item to be voted on by stockholders at the Annual Meeting.

HOW DO I VOTE?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote (i) online during the Annual Meeting or (ii) in advance of the Annual Meeting by proxy through the internet, by telephone, or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend online and vote during the meeting. In such case, your previously submitted proxy will be disregarded. For more information, see the question below titled “Can I change my vote or revoke my proxy after submitting a proxy?”
•To vote in advance of the Annual Meeting (i) through the internet, go to www.proxyvote.com to complete an electronic proxy card, or (ii) by telephone, call 1-800-690-6903. You will be asked to provide the control number from the Notice, proxy card, or instructions that accompanied your proxy materials. Votes over the internet or by telephone must be received by 11:59 p.m., Eastern Time on July 4, 2023 to be counted.
•To vote in advance of the Annual Meeting using a printed proxy card, simply complete, sign, and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us by 11:59 p.m., Eastern Time on July 4, 2023, we will vote your shares as you direct.
•To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/SNOW2023, starting at 10:00 a.m., Mountain Time, on Wednesday, July 5, 2023. You will need to enter the 16-digit control number located on the Notice, on your proxy card, or in the instructions that accompanied your proxy materials. The webcast will open 15 minutes before the start of the Annual Meeting.
Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee
If you are a beneficial owner of shares held on your behalf by a brokerage firm, bank, or other nominee, you should have received a Notice containing voting instructions from that nominee rather than from us. To vote online during the Annual Meeting, you must follow the instructions from such nominee.

WHAT IF I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE ANNUAL MEETING?
If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/SNOW2023.

HOW MANY VOTES DO I HAVE?
On each matter to be voted upon, each holder of shares of our common stock will have one vote per share held as of the close of business on the Record Date.

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WHAT IF ANOTHER MATTER IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING?
Our board of directors does not intend to bring any other matters to be voted on at the Annual Meeting, and currently knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

CAN I VOTE MY SHARES BY FILLING OUT AND RETURNING THE NOTICE?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone, using a printed proxy card, or online at the Annual Meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.

CAN I CHANGE MY VOTE OR REVOKE MY PROXY AFTER SUBMITTING A PROXY?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:
•Submit another properly completed proxy card with a later date;
•Grant a subsequent proxy by telephone or through the internet;
•Send a timely written notice that you are revoking your proxy to our Secretary via email at generalcounsel@snowflake.com; or
•Attend the Annual Meeting and vote online during the meeting. Simply attending the Annual Meeting will not, by itself, change your vote or revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.
If you are a beneficial owner and your shares are held in “street name” on your behalf by a brokerage firm, bank, or other nominee, you should follow the instructions provided by that nominee. Your most current proxy card or telephone or internet proxy is the one that will be counted.

IF I AM A STOCKHOLDER OF RECORD AND I DO NOT VOTE, OR IF I RETURN A PROXY CARD OR OTHERWISE VOTE WITHOUT GIVING SPECIFIC VOTING INSTRUCTIONS, WHAT HAPPENS?
If you are a stockholder of record and do not vote through the internet, by telephone, by completing a proxy card, or online during the Annual Meeting, your shares will not be voted.

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If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our board of directors:
•“FOR” the election of Teresa Briggs, Jeremy Burton, and Mark D. McLaughlin as Class III directors;
•“FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers; and
•“FOR” the ratification of the selection of PwC as our independent registered public accounting firm for the fiscal year ending January 31, 2024.
If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

IF I AM A BENEFICIAL OWNER OF SHARES HELD IN “STREET NAME” AND I DO NOT PROVIDE MY BROKERAGE FIRM, BANK, OR OTHER NOMINEE WITH VOTING INSTRUCTIONS, WHAT HAPPENS?
If you are a beneficial owner and do not instruct your brokerage firm, bank, or other nominee how to vote your shares, your shares will be considered “uninstructed” and the question of whether your nominee will be able to vote your shares depends on whether, pursuant to stock exchange rules, the proposal is deemed to be a “routine” matter. Brokerage firms, banks, and other nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as elections of directors (even if not contested), mergers, stockholder proposals, executive compensation, and certain corporate governance proposals, even if management-supported.
Proposals One and Two are considered to be “non-routine,” meaning that your brokerage firm, bank, or other nominee may not vote your shares on those proposals in the absence of your voting instructions, which would result in a “broker non-vote,” and your shares would not be counted as having been voted. Proposal Three is considered to be “routine,” meaning that if you do not return voting instructions to your brokerage firm, bank, or other nominee by its deadline, your shares may be voted on Proposal Three by your brokerage firm, bank, or nominee in its discretion. Please instruct your brokerage firm, bank, or other nominee to ensure that your vote will be counted.

If you are a beneficial owner of shares held in street name and do not plan to attend the Annual Meeting, you must provide voting instructions to your brokerage firm, bank, or other nominee by the deadline provided in the materials you receive from your nominee to ensure your shares are voted in the way you prefer.

WHAT ARE “BROKER NON-VOTES”?
As discussed above, when a beneficial owner of shares held in “street name” does not give voting instructions to the brokerage firm, bank, or other nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the brokerage firm, bank, or other nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposals One and Two are “non-routine” and, therefore, broker non-votes may occur in connection with these proposals.

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HOW ARE VOTES COUNTED?
The inspector of election for the Annual Meeting will separately count:
•For the proposal to elect three Class III directors, votes “FOR,” “WITHHOLD,” and broker non-votes;
•For the proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers, votes "FOR," "AGAINST," abstentions, and broker non-votes; and
•For the proposal to ratify the selection of PwC as our independent registered public accounting firm for the fiscal year ending January 31, 2024, votes “FOR,” “AGAINST,” and abstentions.

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?
Proposal One
Directors are elected by a plurality vote. “Plurality” means that the three director nominees for Class III who receive the largest number of votes cast “FOR” such nominees will be elected as directors. As a result, any shares not voted “FOR” a particular nominee, whether as a result of a “WITHHOLD” vote or a broker non-vote (in other words, where a brokerage firm has not received voting instructions from the beneficial owner and for which the brokerage firm does not have discretionary power to vote on a particular matter), will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “FOR” or “WITHHOLD” on each of the nominees for election as a director.
Proposal Two
The approval of the compensation of our named executive officers on a non-binding, advisory basis requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy and entitled to vote at the Annual Meeting. Abstentions are considered shares present and entitled to vote on this proposal and will therefore have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect on the outcome of this proposal. Because this proposal is an advisory vote, the result will not be binding on our board of directors or our company. Our board of directors and our compensation committee, however, will consider the outcome of the vote when determining the future compensation of our named executive officers.
Proposal Three
The ratification of the selection of PwC as our independent registered public accounting firm for the fiscal year ending January 31, 2024 requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy and entitled to vote at the Annual Meeting. Abstentions are considered shares present and entitled to vote on this proposal and will therefore have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

WHAT IS THE QUORUM REQUIREMENT?
A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote at the Annual Meeting are present at the Annual Meeting either by virtual attendance or by proxy. On the Record Date, there were 325,914,191 shares of our common stock outstanding and entitled to vote.

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Your shares will be counted as present only if you submit a valid proxy (or one is submitted on your behalf by your brokerage, bank, or other nominee) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the Annual Meeting or holders of a majority of the voting power of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?
We expect that preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

WHEN ARE STOCKHOLDER PROPOSALS DUE FOR NEXT YEAR’S ANNUAL MEETING?
Requirements for stockholder proposals to be considered for inclusion in our proxy materials
To be considered for inclusion in next year’s proxy materials, stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (Exchange Act), must be submitted in writing by January 26, 2024, to our Secretary at Suite 3A, 106 East Babcock Street, Bozeman, Montana 59715, Attention: Secretary.
Requirements for stockholder proposals to be brought before the annual meeting
Our amended and restated bylaws provide that, for stockholder proposals that are not to be included in next year’s proxy materials to be considered at an annual meeting, stockholders must give timely advance written notice thereof to our Secretary at Suite 3A, 106 East Babcock Street, Bozeman, Montana 59715, Attention: Secretary. In order to be considered timely, notice of a proposal (including a director nomination) for consideration at the 2024 annual meeting of stockholders that is not to be included in next year’s proxy materials must be received by our Secretary in writing not later than the close of business on April 6, 2024 nor earlier than the close of business on March 7, 2024. However, if our 2024 annual meeting of stockholders is not held between June 5, 2024 and August 4, 2024, the notice must be received (A) not earlier than the close of business on the 120th day prior to the 2024 annual meeting of stockholders, and (B) not later than the close of business on the later of the 90th day prior to the 2024 annual meeting of stockholders or, if later than the 90th day prior to the 2024 annual meeting of stockholders, the 10th day following the day on which public announcement of the date of the 2024 annual meeting is first made. Any such notice to the Secretary must include the information required by our amended and restated bylaws.
To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must satisfy the foregoing requirements under our amended and restated bylaws and provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by no later than the close of business on April 6, 2024.

WHO IS PAYING FOR THIS PROXY SOLICITATION?
We will pay for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokerage firms, banks, and other nominees for the cost of forwarding proxy materials to beneficial owners. If you choose to access the proxy materials and/or vote over the internet, you are responsible for any internet access charges you may incur.

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THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE
The following table presents, for the Class III nominees for election at the Annual Meeting and our other directors who will continue in office after the Annual Meeting, their independence and position or office held with, as well as their age as of April 30, 2023:

NAME	AGE	INDEPENDENT	TITLE

Class I directors(1)

Stephen B. Burke(2)(3)	64		Director

Benoit Dageville	56		President of Products and Director

Mark S. Garrett(3)(4)	65		Director

Jayshree V. Ullal(2)	62		Director

Class II directors(1)

Kelly A. Kramer(4)	55		Director

Frank Slootman	64		Chief Executive Officer and Chairman

Michael L. Speiser(2)(3)*	52		Director

Class III director nominees(1) (5)

Teresa Briggs(4)	62		Director

Jeremy Burton	55		Director

Mark D. McLaughlin(2)	57		Director

* Lead independent director.
(1)Class III director nominees are up for election at the Annual Meeting and will continue in office until the 2026 annual meeting of stockholders. Class I directors will continue in office until the 2024 annual meeting of stockholders. Class II directors will continue in office until the 2025 annual meeting of stockholders.
(2)Member of the compensation committee.
(3)Member of the nominating and governance committee.
(4)Member of the audit committee.
(5)On May 23, 2023, John D. McMahon notified our board of directors that he would not stand for re-election at the Annual Meeting and would therefore step down as a director, as a member of the compensation committee, and as a member of the nominating and governance committee upon the expiration of his term at the conclusion of the Annual Meeting. On April 5, 2023, Carl M. Eschenbach resigned as a member of our board of directors and as a member of the compensation committee, and our board of directors appointed Mark D. McLaughlin as a member of our board of directors and as a member of the compensation committee.

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Set forth below is biographical information for the Class III director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes, or skills that led our board of directors to recommend them for board service.
NOMINEES FOR ELECTION AT THE ANNUAL MEETING

TERESA BRIGGS

Teresa Briggs has served as a member of our board of directors since December 2019. Ms. Briggs served as Vice Chair & West Region and San Francisco Managing Partner of Deloitte LLP, a global professional services firm, from June 2011 to April 2019, and as Managing Partner, Silicon Valley from June 2006 to June 2011. Ms. Briggs also served on the board of directors of Deloitte USA LLP from January 2016 to March 2019. Ms. Briggs currently serves on the board of directors and the audit committees of ServiceNow, Inc., DocuSign, Inc., and Warby Parker. Ms. Briggs previously served on the board of directors of VG Acquisition Corp. Ms. Briggs also served as an adjunct member of Deloitte’s Center for Board Effectiveness. In 2019, she was a Distinguished Careers Fellow at Stanford University. Ms. Briggs holds a B.S. degree in Accounting from the University of Arizona, Eller College of Management. Ms. Briggs is qualified to serve on our board of directors because of her financial expertise and management experience.

JEREMY BURTON

Jeremy Burton has served as a member of our board of directors since March 2016. Since November 2018, Mr. Burton has served as the Chief Executive Officer of Observe, Inc., an information technology and services company. Prior to Observe, Mr. Burton served as Executive Vice President, Marketing & Corporate Development of Dell Technologies, a worldwide technology company, from September 2016 to April 2018, and in various roles at EMC Corporation, including as President of Products from April 2014 to September 2016 and Executive Vice President and Chief Marketing Officer from March 2010 to March 2014. Mr. Burton holds a B.Eng. (Hons) degree in Information Systems Engineering from the University of Surrey. Mr. Burton is qualified to serve on our board of directors because of his operational and marketing expertise.

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MARK D. MCLAUGHLIN

Mark D. McLaughlin has served as a member of our board of directors since April 2023. From 2011 until 2018, Mr. McLaughlin served as Chief Executive Officer and Chairman of the Board of Palo Alto Networks, a global cybersecurity company, and as Vice Chairman of the Board until December 2022. From 2009 through 2011, Mr. McLaughlin served as President and Chief Executive Officer of VeriSign, Inc., a provider of internet infrastructure services. Prior to that, Mr. McLaughlin served in several roles at VeriSign, including as Executive Vice President, Products and Marketing. President Barack Obama appointed Mr. McLaughlin to serve on the President's National Security Telecommunications Advisory Committee in January 2011, and he served on this Committee until April 2023. Mr. McLaughlin currently serves as Chairman of the board of directors of Qualcomm, Inc. and as a director of Snorkel.AI, a private company. Mr. McLaughlin holds a B.S. degree from the U.S. Military Academy at West Point and a J.D. degree from Seattle University School of Law. Mr. McLaughlin is qualified to serve on our board of directors because of his leadership experience and knowledge of the technology and cybersecurity industry.

DIRECTORS CONTINUING IN OFFICE UNTIL
THE 2024 ANNUAL MEETING OF STOCKHOLDERS

STEPHEN B. BURKE

Stephen B. Burke has served on our board of directors since May 2023. From January 2020 until August 2020, Mr. Burke served as Chairman of NBCUniversal Media, LLC, a multinational mass media and entertainment conglomerate, and as Chief Executive Officer of NBCUniversal and Senior Executive Vice President of Comcast Corporation, a multinational telecommunications and media conglomerate, between January 2011 and January 2020. From 1998 until 2011, Mr. Burke served as Chief Operating Officer of Comcast Corporation, and currently serves as a Senior Advisor to Comcast Corporation. Mr. Burke is a founder of, and currently runs, Madison Valley Partners, a venture capital firm founded in 2019 that invests in climate-centered technology companies. Mr. Burke currently serves on the board of directors of JPMorgan Chase & Co and Berkshire Hathaway Inc. Mr. Burke holds an undergraduate degree from Colgate University and an M.B.A. degree from Harvard Business School. Mr. Burke is qualified to serve on our board of directors because of his extensive leadership experience and media industry knowledge.

BENOIT DAGEVILLE

Benoit Dageville is one of our co-founders and has served as a member of our board of directors since August 2012. Dr. Dageville currently serves as our President of Products, and previously served as our Chief Technology Officer from August 2012 to May 2019. Before our founding, Dr. Dageville served in various engineering roles at Oracle Corporation, a software and technology company, including as Architect in the Manageability Group from January 2002 to July 2012. Dr. Dageville holds B.S., M.S., and Ph.D. degrees in Computer Science from Jussieu University. Dr. Dageville is qualified to serve on our board of directors because of his experience and perspective as one of our co-founders as well as his extensive experience driving product innovation.

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MARK S. GARRETT

Mark S. Garrett has served as a member of our board of directors since April 2018. Mr. Garrett served as Executive Vice President and Chief Financial Officer of Adobe Systems Incorporated, a global software company, from February 2007 to April 2018. From June 2004 to February 2007, Mr. Garrett served as Senior Vice President and Chief Financial Officer of the Software Group of EMC Corporation, a computer data storage company. Mr. Garrett currently serves on the board of directors of GoDaddy Inc. and Cisco Systems, Inc. He previously served on the board of directors of Informatica Corporation, from October 2008 to August 2015, Model N, Inc., from January 2008 to May 2016, Pure Storage, Inc. from July 2015 to December 2021, and NightDragon Acquisition Corp from February 2021 to December 2022. Mr. Garrett holds a B.S. degree in Accounting and Marketing from Boston University and an M.B.A. degree from Marist College. Mr. Garrett is qualified to serve on our board of directors because of his financial expertise and management experience.

JAYSHREE V. ULLAL

Jayshree V. Ullal has served on our board of directors since June 2020. Since October 2008, Ms. Ullal has served as President, Chief Executive Officer, and director of Arista Networks, Inc., a cloud networking company. From September 1993 to May 2008, Ms. Ullal served in various positions at Cisco Systems, Inc., a worldwide technology company, with her last position as senior vice president of the data center, switching and services group. Ms. Ullal holds a B.S. degree in Engineering (Electrical) from San Francisco State University and an M.S. degree in Engineering Management from Santa Clara University. She is a 2013 recipient of the Santa Clara University School of Engineering Distinguished Engineering Alumni Award. Ms. Ullal is qualified to serve on our board of directors because of her extensive experience as a senior executive and chief executive officer in the cloud computing industry.

DIRECTORS CONTINUING IN OFFICE UNTIL
THE 2025 ANNUAL MEETING OF STOCKHOLDERS

KELLY A. KRAMER

Kelly A. Kramer has served as a member of our board of directors since January 2020. From January 2015 to December 2020, Ms. Kramer served as Executive Vice President and Chief Financial Officer of Cisco Systems, Inc., a worldwide technology company. From January 2012 to January 2015, Ms. Kramer served in various finance roles at Cisco, including Senior Vice President, Corporate Finance and Senior Vice President, Business Technology and Operations Finance. Prior to Cisco, she served in various finance roles at GE Healthcare Systems, GE Healthcare Diagnostic Imaging, and GE Healthcare Biosciences. Ms. Kramer currently serves on the board of directors of Gilead Sciences, Inc. and Coinbase Global, Inc. Ms. Kramer holds a B.S. degree in Mathematics from Purdue University. Ms. Kramer is qualified to serve on our board of directors because of her financial expertise and management experience.

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FRANK SLOOTMAN

Frank Slootman has served as our Chief Executive Officer and as a member of our board of directors since April 2019 and as Chairman of our board of directors since December 2019. Before joining us, Mr. Slootman served as Chairman of the board of directors of ServiceNow, Inc., an enterprise IT cloud company, from October 2016 to June 2018. From May 2011 to April 2017, Mr. Slootman served as President and Chief Executive Officer and as a member of the board of directors of ServiceNow, Inc. From January 2011 to April 2011, Mr. Slootman served as a Partner of Greylock Partners, a venture capital firm. From July 2009 to January 2011, Mr. Slootman served as President of the Backup Recovery Systems Division at EMC Corporation, a computer data storage company, and as an advisor from January 2011 to February 2012. From July 2003 until its acquisition by EMC in July 2009, Mr. Slootman served as President and Chief Executive Officer of Data Domain Corporation, an electronic storage solution company. Mr. Slootman previously served as a member of the board of directors of Pure Storage, Inc. from May 2014 to February 2020, and Imperva, Inc., from August 2011 to March 2016. Mr. Slootman holds undergraduate and graduate degrees in Economics from the Netherlands School of Economics, Erasmus University Rotterdam. Mr. Slootman is qualified to serve on our board of directors because of his management experience and business expertise, including his prior executive-level leadership and experience scaling companies, as well as his past board service at a number of other publicly traded companies.

MICHAEL L. SPEISER

Michael L. Speiser has served as a member of our board of directors since our inception in July 2012, and as our lead independent director since December 2019. Mr. Speiser also served as our part-time Chief Executive Officer and Chief Financial Officer from August 2012 to June 2014. Since 2008, Mr. Speiser has served as a Managing Director at Sutter Hill Ventures, a venture capital firm. Mr. Speiser previously served on the board of directors of Pure Storage, Inc., ending in 2019, and currently serves on the board of several private companies. Mr. Speiser holds a B.A. degree in Political Science from the University of Arizona and an M.B.A. from Harvard Business School. Mr. Speiser is qualified to serve on our board of directors because of his leadership and operational experience in the technology industry and knowledge of high-growth companies.

INDEPENDENCE OF OUR BOARD OF DIRECTORS
Our Class A common stock is listed on the New York Stock Exchange (NYSE). Under the listing standards of the NYSE, independent directors must comprise a majority of a listed company's board of directors. In addition, the listing standards of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent. Under the listing standards of the NYSE, a director will only qualify as an “independent director” if the listed company’s board of directors affirmatively determines that the director does not have a material relationship with the company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the company) that, in the opinion of the listed company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and the listing standards of the NYSE. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of the NYSE.

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Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our board of directors has affirmatively determined that each of our directors, other than Mr. Burton, Mr. Slootman, and Dr. Dageville, is “independent” as that term is defined under the listing standards of the NYSE and the applicable rules and regulations of the SEC.
In making these affirmative determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company, and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Transactions with Related Persons.” Our board of directors also considered Mr. Speiser's previous relationship with Snowflake from August 2012 to June 2014. During this period, Mr. Speiser served as our part-time Chief Executive Officer and Chief Financial Officer, while our founders focused on developing our original technology. Our board of directors has determined that such service does not impact Mr. Speiser's independence because (i) Mr. Speiser has not served in these capacities for over eight years, (ii) during this time, Mr. Speiser continued to be employed by Sutter Hill Ventures and his part-time role as an officer was in furtherance of Sutter Hill Ventures' investment, (iii) it was an interim position until Snowflake hired a full-time, non-founder chief executive officer, and (iv) our board of directors does not believe that Mr. Speiser has any relationship with Snowflake, whether due to his prior service as an officer or otherwise, that interferes with his exercise of independent judgment.
BOARD LEADERSHIP
Our nominating and governance committee periodically considers the leadership structure of our board of directors and makes such recommendations to our board of directors as our nominating and governance committee deems appropriate. Our corporate governance guidelines also provide that, when the positions of chairperson and chief executive officer are held by the same person, the independent members of our board of directors may designate a “lead independent director.”
Currently, our board of directors believes that it is in the best interests of our company and our stockholders for our Chief Executive Officer, Mr. Slootman, to serve as both Chief Executive Officer and Chairman given his knowledge of our company and industry and his strategic vision. Because Mr. Slootman has served and continues to serve in both these roles, and in accordance with our corporate governance guidelines, our board of directors has appointed a lead independent director, Michael L. Speiser. As lead independent director, Mr. Speiser provides leadership to our board of directors if circumstances arise in which the role of Chief Executive Officer and Chairman of our board of directors may be, or may be perceived to be, in conflict, and performs such additional duties as our board of directors may otherwise determine and delegate, including, among other things, (i) presiding at meetings of our board of directors at which the Chairman is not present, (ii) convening meetings of the independent members of our board of directors, and (iii) serving as liaison between our Chairman and our independent directors. Our board of directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our board of directors, and sound corporate governance policies and practices.
ROLE OF THE BOARD IN RISK OVERSIGHT
Our board of directors oversees our risk management processes, which are designed to support the achievement of organizational objectives, improve long-term organizational performance, and enhance stockholder value while mitigating and managing identified risks. A fundamental part of our approach to risk management is not only understanding the most significant risks we face as a company and the necessary steps to manage those risks, but also deciding what level of risk is appropriate for our company. Our board of directors plays an integral role in guiding management’s risk tolerance and determining an appropriate level of risk.
While our full board of directors has overall responsibility for evaluating key business risks, its committees monitor and report to our board of directors on certain risks. Our audit committee monitors our major financial, reporting, and cybersecurity risks, and the steps our management has taken to identify and control these exposures, including by reviewing and setting guidelines, internal controls, and policies that govern the process by which risk assessment and management is undertaken. Our audit committee also monitors compliance with legal and regulatory requirements, and directly supervises our internal audit function. Our compensation committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. Our nominating and governance committee oversees risks associated with director independence and the composition and

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organization of our board of directors, monitors the effectiveness of our corporate governance guidelines, plans for leadership succession, and provides general oversight of our other corporate governance policies and practices.
In connection with its reviews of the operations of our business, our full board of directors addresses holistically the primary risks associated with our business, as well as the key risk areas monitored by its committees, including cybersecurity risks. Our board of directors appreciates the evolving nature of our business and industry and is actively involved in monitoring new threats and risks as they emerge. In particular, our board of directors is committed to the prevention, timely detection, and mitigation of the effects of cybersecurity threats or incidents.
At periodic meetings of our board of directors and its committees, management reports to and seeks guidance from our board and its committees with respect to the most significant risks that could affect our business, such as legal risks, competition risks, cybersecurity and privacy risks, and financial, tax, and audit-related risks. In addition, among other matters, management provides our audit committee periodic reports on our compliance programs and investment policy and practices.
BOARD MEETINGS AND COMMITTEES
Our board of directors is responsible for the oversight of management and the strategy of our company and for establishing corporate policies. Our board of directors meets periodically during the year to review significant developments affecting us and to act on matters requiring its approval. Our board of directors met four times during our last fiscal year. Our board of directors has established an audit committee, a compensation committee, and a nominating and governance committee. The audit committee met five times during our last fiscal year. The compensation committee met four times during our last fiscal year. The nominating and governance committee met four times during our last fiscal year. During our last fiscal year, each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she had been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served. We encourage our directors and nominees for director to attend our Annual Meeting. Six of our then-current directors attended our 2022 annual meeting of stockholders.
As required under applicable NYSE listing standards, our non-management directors met twice during our last fiscal year in regularly scheduled executive sessions at which only non-management directors were present. Mr. Speiser, our lead independent director, presided over these executive sessions.
The composition and responsibilities of each of the standing committees of our board of directors are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

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Audit Committee

CURRENT MEMBERS: TERESA BRIGGS, MARK S. GARRETT (CHAIR), AND KELLY A. KRAMER

RESPONSIBILITIES
The principal duties and responsibilities of our audit committee include, among other things:
•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•helping to ensure the independence and performance of the independent registered public accounting firm;
•helping to maintain and foster an open avenue of communication between management and the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accounting firm, our interim and year-end operating results;
•developing and overseeing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•helping to oversee legal and regulatory compliance;
•reviewing our policies on risk assessment and risk management, including information security policies and practices;
•overseeing the organization and performance of our internal audit function;
•establishing our investment policy to govern our cash investment program;
•reviewing related party transactions;
•obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes its internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
•approving (or, as permitted, pre-approving) all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.

QUALIFICATIONS
Our board of directors has determined that each of our audit committee members satisfies the independence requirements under the NYSE listing standards and Rule 10A-3(b)(1) of the Exchange Act. Each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements, and our board of directors has determined that each of Ms. Briggs, Mr. Garrett, and Ms. Kramer is an “audit committee financial expert” within the meaning of SEC regulations.

Our board of directors has determined that the simultaneous service by Ms. Briggs on the audit committee of more than three public companies does not impair her ability to effectively serve on our audit committee. In arriving at this determination, our board of directors examined Ms. Briggs' scope of experience, the time commitment associated with service on other audit committees, and other relevant factors. Our audit committee operates under a written charter that satisfies the applicable listing standards of the NYSE and is available to stockholders on our website at www.investors.snowflake.com.

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Compensation Committee

CURRENT MEMBERS: STEPHEN B. BURKE, MARK D. MCLAUGHLIN, JOHN D. MCMAHON, MICHAEL L. SPEISER, AND JAYSHREE V. ULLAL (CHAIR)

RESPONSIBILITIES
The principal duties and responsibilities of our compensation committee include, among other things:
•approving the retention of compensation consultants and outside service providers and advisors to the committee;
•reviewing and approving, or recommending that our board of directors approve, the compensation, individual and corporate performance goals and objectives and other terms of employment of our executive officers, including evaluating the performance of our Chief Executive Officer and, with his assistance, that of our other executive officers;
•reviewing and recommending to our board of directors the compensation of our directors;
•administering our equity and non-equity incentive plans;
•reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives;
•preparing the compensation committee report required to be included in our proxy statement under the rules and regulations of the SEC;
•reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans; and
•reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

QUALIFICATIONS
Our board of directors has determined that each of our compensation committee members is independent under NYSE listing standards. The compensation committee has a compensation subcommittee, consisting of Mr. Burke, Mr. McLaughlin, Mr. McMahon, and Ms. Ullal, to which our board of directors has delegated the responsibility for approving transactions between us and our officers and directors that are within the scope of Rule 16b-3 promulgated under the Exchange Act.

Each of Mr. Burke, Mr. McLaughlin, Mr. McMahon, and Ms. Ullal is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.
Our compensation committee operates under a written charter that satisfies the applicable listing standards of the NYSE and is available to stockholders on our website at www.investors.snowflake.com.
PROCESSES AND PROCEDURES FOR COMPENSATION DECISIONS
Our compensation committee is primarily responsible for establishing and reviewing our overall compensation strategy. In addition, our compensation committee oversees our compensation and benefit plans and policies, administers our equity incentive plans, and reviews and approves all compensation decisions relating to our executive officers, including our Chief Executive Officer. Our compensation committee considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers, other than himself.

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Our compensation committee has adopted an Equity Award Policy, pursuant to which it delegated authority to our Chief Executive Officer, in his capacity as a member of our board of directors, to grant and modify, without any further action required by our board of directors or compensation committee, certain stock options, restricted stock units, and other equity incentive awards to our employees and other service providers who are neither executive officers nor certain other members of management. As part of its oversight function, our compensation committee reviews on a quarterly basis the grants awarded under the Equity Award Policy. The delegation of authority under the Equity Award Policy is not exclusive, and both our board of directors and our compensation committee retain the right to grant and modify equity awards.
Under its charter, our compensation committee has the right to retain or obtain the advice of compensation consultants, independent legal counsel, and other advisers. For the fiscal year ended January 31, 2023 and for prior fiscal years, our compensation committee retained Compensia, Inc. (Compensia), a compensation consulting firm with compensation expertise relating to technology companies, to provide it with market information, analysis, and other advice relating to executive compensation on an ongoing basis. Compensia was engaged directly by our compensation committee to, among other things, assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers and non-employee directors, as well as to assess each separate element of executive officer and non-employee director compensation, with a goal of ensuring that the compensation we offer to our executive officers and non-employee directors is competitive, fair, and appropriately structured. Compensia does not provide any non-compensation related services to us, and maintains a policy that is specifically designed to prevent any conflicts of interest. In addition, our compensation committee has assessed the independence of Compensia, taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the listing standards of the NYSE, and concluded that no conflict of interest exists with respect to the work that Compensia performs for our compensation committee.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
For the fiscal year ended January 31, 2023, our compensation committee consisted of Mr. Eschenbach, Mr. McMahon, Mr. Speiser, and Ms. Ullal. None of the members of the compensation committee are currently, or have been at any time, one of our officers or employees, except Michael L. Speiser, who served as our part-time Chief Executive Officer and Chief Financial Officer from August 2012 to June 2014. None of our executive officers currently serve, or have served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

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Nominating and Governance Committee

CURRENT MEMBERS: STEPHEN B. BURKE, MARK S. GARRETT, JOHN D. MCMAHON, AND MICHAEL L. SPEISER (CHAIR)

RESPONSIBILITIES
The nominating and governance committee’s responsibilities include, among other things:
•identifying, evaluating, and recommending that our board of directors approve, nominees for election to our board of directors and its committees;
•reviewing and evaluating succession plans for our executive officers and making recommendations to our board of directors with respect to the selection of appropriate individuals to succeed these positions;
•approving the retention of director search firms;
•evaluating the performance of our board of directors, committees of our board of directors, and of individual directors;
•considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees; and
•evaluating the adequacy of our corporate governance practices and reporting.

QUALIFICATIONS Our board of directors has determined that each member of the nominating and governance committee is independent under the NYSE listing standards.

Our nominating and governance committee operates under a written charter that satisfies the applicable listing standards of the NYSE and is available to stockholders on our website at www.investors.snowflake.com.
NOMINATION TO THE BOARD OF DIRECTORS
Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the nominating and governance committee in accordance with the committee’s charter, our policies, our amended and restated certificate of incorporation and amended and restated bylaws, our corporate governance guidelines, and the requirements of applicable law. In recommending candidates for nomination, the nominating and governance committee considers candidates recommended by directors, officers, and employees, as well as candidates that are properly submitted by stockholders in accordance with our policies and amended and restated bylaws, using the same criteria to evaluate all such candidates. Mr. Burke and Mr. McLaughlin were each recommended for nomination to our board of directors by our nominating and governance committee.
A stockholder that wishes to recommend a candidate for election to the board of directors may send a letter directed to our Secretary at Suite 3A, 106 East Babcock Street, Bozeman, Montana 59715. The letter must include, among other things, the candidate's name, business and residence address, biographical data, and the number of Snowflake shares held by the nominee. Additional information regarding the process and required information to properly and timely submit stockholder nominations for candidates for membership on our board of directors is set forth in our amended and restated bylaws and corporate governance guidelines.
Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate and, in addition, the nominating and governance committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

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DIRECTOR QUALIFICATIONS
In addition to the qualifications, qualities, and skills that are necessary to meet U.S. state and federal legal, regulatory and NYSE listing requirements and the provisions of our amended and restated certificate of incorporation, amended and restated bylaws, corporate governance guidelines, and charters of the board committees, our board of directors will consider the following factors in considering director candidates: (i) relevant expertise to offer advice and guidance to management, (ii) sufficient time to devote to Snowflake’s affairs, (iii) excellence in his or her field, (iv) the ability to exercise sound business judgment, (v) diversity of background and experience, and (vi) commitment to rigorously represent the long-term interests of Snowflake’s stockholders.
The matrix below summarizes what our board of directors believes to be some of the desirable types of experience and skills possessed by our current directors, excluding Mr. McMahon, because of their relevance to our business and strategy. The following matrix does not encompass all experiences or skills of our board of directors.

	Slootman	Dageville	Briggs	Burke	Burton	Garrett	Kramer	McLaughlin	Speiser	Ullal
Key Skill or Experience
Executive leadership at a public company
Executive leadership at a $10 billion+ annual revenue company
Operational leadership at a high-growth company
Other public company board
Sales, marketing, or brand management
Cybersecurity
Cloud-based offerings
Financial statements and accounting

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When considering nominees, our board of directors and nominating and governance committee may take into consideration other factors including, but not limited to, the current composition of our board of directors, Snowflake’s current operating requirements, the candidates’ character, integrity, judgment, independence, areas of expertise, corporate experience, length of service, and potential conflicts of interest, the candidates’ other commitments, and the long-term interests of our stockholders. Our board of directors and nominating and governance committee evaluates the foregoing factors, among others, and does not assign any particular weighting or priority to any of the factors.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Stockholders or interested parties who wish to communicate with our board of directors or with an individual director may do so by mail to our board of directors or the individual director, care of our Secretary at Suite 3A, 106 East Babcock Street, Bozeman, Montana 59715. In accordance with our corporate governance guidelines, our General Counsel or legal department, in consultation with appropriate directors as deemed necessary by the General Counsel, will review all incoming stockholder communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations, and patently offensive or otherwise inappropriate material) and, if appropriate, will route such communications to the appropriate director(s) or, if none is specified, to the chairperson of the board of directors or the lead independent director.
CORPORATE GOVERNANCE GUIDELINES
Our board of directors has adopted corporate governance guidelines to ensure that our board of directors has the necessary practices in place to review and evaluate Snowflake’s business operations and make decisions that are independent of our management. The corporate governance guidelines set forth the practices our board of directors follows with respect to board composition and selection, board meetings and involvement of senior management, executive officer performance evaluation and succession planning, board compensation, director education, and conflicts of interest. The corporate governance guidelines, as well as the charters for each committee of our board of directors, are posted on our website at www.investors.snowflake.com.
GLOBAL CODE OF CONDUCT AND ETHICS
We have adopted a Global Code of Conduct and Ethics that applies to all our employees, officers, contractors, and directors, including our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. The full text of our Global Code of Conduct and Ethics is posted on our website at www.investors.snowflake.com. We intend to disclose on our website any future amendments of our Global Code of Conduct and Ethics or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions, or our directors from provisions in the Global Code of Conduct and Ethics. Information contained on, or that can be accessed through, our website is not incorporated by reference into this Proxy Statement, and you should not consider information on our website to be part of this Proxy Statement.
PROHIBITION ON HEDGING, SHORT SALES, AND PLEDGING
Our board of directors has adopted an insider trading policy that applies to all of our employees, officers, contractors, and directors. This policy prohibits hedging or monetization transactions with respect to our common stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, and collars. In addition, our insider trading policy prohibits trading in derivative securities related to our common stock, which include publicly traded call and put options, engaging in short selling of our common stock, purchasing our common stock on margin or holding it in a margin account, and pledging our shares as collateral for a loan.

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DIRECTOR
COMPENSATION
The following table presents information regarding compensation earned by or paid to our directors for the fiscal year ended January 31, 2023, other than (i) Stephen B. Burke, who was appointed to our board of directors in May 2023, and Mark D. McLaughlin, who was appointed to our board of directors in April 2023, and (ii) Frank Slootman, our Chief Executive Officer and Chairman, and Benoit Dageville, our President of Products, neither of whom received any additional compensation for service as a director. The compensation of Mr. Slootman and Dr. Dageville as named executive officers is set forth below under “Executive Compensation—Fiscal Year 2023 Summary Compensation.”

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(3)	TOTAL ($)(4)

Teresa Briggs	42,250	352,658	394,908
Jeremy Burton	32,250	352,658	384,908
Carl M. Eschenbach(1)	38,250	352,658	390,908
Mark S. Garrett	57,000	352,658	409,658
Kelly A. Kramer	42,250	352,658	394,908
John D. McMahon(2)	42,250	352,658	394,908
Michael L. Speiser	65,625	352,658	418,283
Jayshree V. Ullal	46,875	352,658	399,533
(1)On April 5, 2023, Carl M. Eschenbach resigned as a member of our board of directors and as a member of the compensation committee.
(2)On May 23, 2023, John D. McMahon notified our board of directors that he would not stand for election at the Annual Meeting and would therefore step down as a director, as a member of the compensation committee, and as a member of the nominating and governance committee upon the expiration of his term at the conclusion of the Annual Meeting.
(3)The amounts reported represent the aggregate grant date fair value of the restricted stock unit awards (RSU awards) granted under our 2020 Equity Incentive Plan (2020 Plan) to our non-employee directors in accordance with our non-employee director compensation policy, calculated in accordance with FASB Accounting Standards Codification (ASC) Topic 718 (Topic 718). Such grant date fair value does not take into account any estimated forfeitures related to service-based vesting conditions. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the directors.
(4)The following table presents the aggregate number of shares of our common stock underlying outstanding stock options and RSU awards held by our non-employee directors as of January 31, 2023:

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NAME	NUMBER OF SHARES UNDERLYING STOCK OPTIONS (#)	NUMBER OF SHARES UNDERLYING RSU AWARDS (#)

Teresa Briggs	30,000(a)	2,217
Jeremy Burton	36,459	2,217
Carl M. Eschenbach	—	2,217
Mark S. Garrett	567,000	2,217
Kelly A. Kramer	50,000	2,217
John D. McMahon	560,296	2,217
Michael L. Speiser	—	2,217
Jayshree V. Ullal	50,000	2,217
(a)Held by The Teresa Briggs Trust, of which Ms. Briggs is a trustee.
NON-EMPLOYEE DIRECTOR COMPENSATION
We have adopted a Non-Employee Director Compensation Policy, as amended and restated, pursuant to which our non-employee directors receive the following compensation.
EQUITY COMPENSATION
In accordance with the limitations provided in the 2020 Plan, each new non-employee director who joins our board of directors will automatically receive an RSU award for common stock having a value of $1,000,000 based on the fair market value of the underlying common stock on the date of grant (Initial RSU Award). Each Initial RSU Award will vest over three years, with one-third of the Initial RSU Award vesting on the first, second, and third anniversary of the date of grant.
On the date of each annual meeting of our stockholders, each person who is then a non-employee director (excluding any non-employee director whose Initial Calendar Year (as defined in the Non-Employee Director Compensation Policy) falls in the same calendar year as such annual meeting) will automatically receive an RSU award for common stock having a value of $300,000 based on the average fair market value of the underlying common stock for the 20 trading days prior to and ending on the date of grant (Annual RSU Award). Each Annual RSU Award will vest on the earlier of (i) the date of the following year’s annual meeting of our stockholders (or the date immediately prior to the next annual meeting of our stockholders if the non-employee director’s service as a director ends at such meeting due to the director’s failure to be re-elected or the director not standing for re-election); or (ii) the first anniversary of the date of grant.
All outstanding awards held by each non-employee director who is in service as of immediately prior to a Corporate Transaction (as defined in the Non-Employee Director Compensation Policy) will become fully vested as of immediately prior to the closing of such Corporate Transaction.

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CASH COMPENSATION
Pursuant to our Non-Employee Director Compensation Policy effective during fiscal year 2023, each non-employee director was entitled to receive the following cash compensation for service on our board of directors and its committees as follows:
•$30,000 (increased to $33,000 effective May 1, 2022) annual cash retainer for service as a board member and an additional annual cash retainer of $15,000 (increased to $20,000 effective May 1, 2022) for service as lead independent director of our board of directors, if any;
•$10,000 annual cash retainer for service as a member of the audit committee and $20,000 (increased to $21,000 effective May 1, 2022) annual cash retainer for service as chair of the audit committee (in lieu of the committee member service retainer);
•$6,000 annual cash retainer for service as a member of the compensation committee and $13,500 (increased to $15,000 effective May 1, 2022) annual cash retainer for service as chair of the compensation committee (in lieu of the committee member service retainer); and
•$4,000 annual cash retainer for service as a member of the nominating and governance committee and $7,500 (increased to $9,000 effective May 1, 2022) annual cash retainer for service as chair of the nominating and governance committee (in lieu of the committee member service retainer)
Pursuant to our current Non-Employee Director Compensation Policy, which was amended in April 2023, for each calendar year following the Initial Calendar Year, each non-employee director is entitled to receive the following cash compensation for service on our board of directors and its committees as follows:
•$33,000 annual cash retainer for service as a board member and an additional annual cash retainer of $20,000 for service as lead independent director of our board of directors, if any;
•$10,000 annual cash retainer for service as a member of the audit committee and $21,000 (increased to $25,000 effective May 1, 2023) annual cash retainer for service as chair of the audit committee (in lieu of the committee member service retainer);
•$6,000 annual cash retainer for service as a member of the compensation committee (increased to $9,500 effective May 1, 2023) and $15,000 annual cash retainer for service as chair of the compensation committee (in lieu of the committee member service retainer); and
•$4,000 annual cash retainer for service as a member of the nominating and governance committee (increased to $5,000 effective May 1, 2023) and $9,000 (increased to $10,000 effective May 1, 2023) annual cash retainer for service as chair of the nominating and governance committee (in lieu of the committee member service retainer).
The annual cash compensation amounts are payable in equal quarterly installments following the end of each quarter in which the service occurred, pro-rated for any partial months of service.
EXPENSES
We will reimburse each eligible non-employee director for ordinary, necessary, and reasonable out-of-pocket travel expenses to cover in-person attendance at meetings of our board of directors and any committee of the board. Our directors are also encouraged and provided with opportunities to participate in educational programs that would assist them in discharging their duties as a member of our board of directors. Pursuant to our corporate governance guidelines, we will reimburse each of our non-employee directors up to $10,000 each fiscal year in connection with their participation in such programs.

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STOCK OWNERSHIP GUIDELINES
In an effort to align our directors’ and executive officers’ interests with those of our stockholders, we have adopted stock ownership guidelines. Within five years of becoming subject to the guidelines, our non-employee directors are expected to hold Snowflake stock valued at not less than five times their total annual cash retainer for board and committee service. Within five years of becoming subject to the guidelines, our executive officers are expected to hold Snowflake stock valued at not less than five times annual base salary for our Chief Executive Officer and Chief Financial Officer, and two times annual base salary for our other executive officers. Stock ownership for purposes of the stock ownership guidelines include the following: (i) shares of stock owned directly, (ii) shares underlying vested, “in-the-money” stock options to purchase shares of common stock, and (iii) shares of common stock beneficially owned indirectly. Stock ownership will not include shares underlying unvested stock options, restricted stock units, or unvested shares of common stock issued upon early exercise of stock options.

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PROPOSAL
ONE
Election of Directors

Our board of directors currently consists of eleven members and is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.
Our directors are divided into the three classes as follows:
•the Class I directors are Stephen B. Burke, Benoit Dageville, Mark S. Garrett, and Jayshree V. Ullal, whose terms will expire at the annual meeting of stockholders to be held in 2024;
•the Class II directors are Kelly A. Kramer, Frank Slootman, and Michael L. Speiser, whose terms will expire at the annual meeting of stockholders to be held in 2025; and
•the Class III directors are Teresa Briggs, Jeremy Burton, Mark D. McLaughlin, and John D. McMahon, whose terms will expire at the upcoming Annual Meeting.
Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the board of directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of Snowflake.
On May 23, 2023, John D. McMahon, one of our Class III directors, notified our board of directors that he would not stand for election at the Annual Meeting and would therefore step down as a director, as a member of the compensation committee, and as a member of the nominating and governance committee upon the expiration of his term at the conclusion of the Annual Meeting. Accordingly, the size of our board of directors will be automatically reduced from eleven directors to ten directors at the conclusion of the Annual Meeting.
On April 5, 2023, Carl M. Eschenbach resigned as a member of our board of directors. Accordingly, Mr. Eschenbach will not stand for election to the board of directors at the upcoming Annual Meeting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH CLASS III DIRECTOR NOMINEE

70% 7 of our 10 Directors are Independent

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Each of Ms. Briggs, Mr. Burton, and Mr. McLaughlin is currently a member of our board of directors, and, at the recommendation of our nominating and governance committee, has been nominated for election to serve as a Class III director. Each of these nominees has agreed to stand for election at the Annual Meeting. Our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, each of these nominees will serve until the annual meeting of stockholders to be held in 2026 and until his or her successor has been duly elected and qualified, or until the director’s earlier death, resignation, or removal.
Directors are elected by a plurality of the votes of the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our board of directors.

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PROPOSAL
TWO
Non-Binding Advisory Vote on the Compensation of our Named Executive Officers

At the 2022 annual meeting of stockholders, our stockholders indicated, by a non-binding advisory vote, that they agreed with Snowflake's recommendation that it solicit a non-binding advisory vote on the compensation of our named executive officers, commonly referred to as “say-on-pay,” every year. Our board of directors has adopted a policy that is consistent with that preference.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement. The compensation of our named executive officers subject to this proposal is disclosed in the section titled "Compensation Discussion and Analysis," the compensation tables, and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, we believe that our compensation policies and decisions are strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.
Accordingly, our board of directors is asking our stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to Snowflake's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”
Because the vote is advisory, it is not binding on our board of directors or on Snowflake. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to our management and our board of directors and, accordingly, our board of directors and our compensation committee intends to consider the results of this vote in making future determinations regarding compensation arrangements for our named executive officers.
The affirmative “FOR” vote of a majority of the voting power of the shares of our common stock present virtually or by proxy and entitled to vote at the Annual Meeting will be required to approve the compensation of our named executive officers on a non-binding advisory basis. Abstentions are considered shares present and entitled to vote on this proposal and will therefore have the same effect as a vote “AGAINST” this proposal. Unless our board of directors decides to modify its policy regarding the frequency of soliciting non-binding advisory votes on the compensation of our named executives, the next scheduled say-on-pay vote will be at the 2024 annual meeting of stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

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PROPOSAL
THREE
Ratification of Independent Registered Public Accounting Firm

The audit committee of our board of directors has selected PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the fiscal year ending January 31, 2024, and has further directed that management submit the selection of PwC as our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PwC has served as our independent registered public accounting firm since 2019. Representatives of PwC are expected to be present during the Annual Meeting. They will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.
Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of PwC as our independent registered public accounting firm. However, the audit committee of our board of directors is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the audit committee of our board of directors will review its future selection of PwC as our independent registered public accounting firm. Even if the selection is ratified, the audit committee of our board of directors may, in its sole discretion, direct the appointment of a different independent accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of Snowflake and its stockholders.
The affirmative “FOR” vote of a majority of the voting power of the shares of our common stock present virtually or by proxy during the Annual Meeting and entitled to vote thereon will be required to ratify the selection of PwC. Abstentions are considered shares present and entitled to vote on this proposal and, thus, will have the same effect as a vote “AGAINST” this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF PwC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

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PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table represents aggregate fees billed to us by PwC for the periods set forth below.

	FISCAL YEAR ENDED JANUARY 31,

	2023	2022
	($) (IN THOUSANDS)

Audit Fees(1)	4,240	3,758
Audit-Related Fees(2)	500	654
Tax Fees(3)	224	258
All Other Fees(4)	14	10
Total Fees	4,978	4,680
(1)Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, reviews of our quarterly condensed consolidated financial statements, and statutory and regulatory filings or engagements.
(2)Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and not reported under “Audit Fees.” This primarily consists of fees for service organization control audits under Statement on Standards for Attestation Engagements No.18, and fees for HITRUST certification and readiness assessment. For the fiscal year ended January 31, 2022, this category also included fees for services provided in connection with preparation for compliance with Section 404 of the Sarbanes-Oxley Act of 2002.
(3)Tax fees consist of fees for transfer pricing services and consultation on tax matters.
(4)All other fees consist of software subscription fees.
PRE-APPROVAL POLICIES AND PROCEDURES
The audit committee approves all audit and non-audit related services that our independent registered public accounting firm provides to us in accordance with our Audit Committee Pre-Approval Policy for Services of Independent Auditor. Pre-approval is given either as part of our audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service.
All services relating to the fees described in the table above were pre-approved by our audit committee in accordance with our Audit Committee Pre-Approval Policy for Services of Independent Auditor.

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REPORT OF THE
AUDIT COMMITTEE
of the Board of Directors
The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2023 with our management. The audit committee has also reviewed and discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB) and the SEC. The audit committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2023 and filed with the SEC.
Members of the Audit Committee
Mark S. Garrett, Chair
Teresa Briggs
Kelly A. Kramer

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference in any filing of Snowflake under the Securities Act of 1933, as amended (Securities Act), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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EXECUTIVE
OFFICERS
The following table presents information for our executive officers as of April 30, 2023:

NAME	AGE	TITLE

Frank Slootman	64	Chief Executive Officer and Chairman
Michael P. Scarpelli	56	Chief Financial Officer
Benoit Dageville	56	President of Products and Director
Christopher W. Degnan	48	Chief Revenue Officer
In May 2023, our board of directors appointed each of Christian Kleinerman, our SVP, Product Management, and Grzegorz Czajkowski, our SVP, Engineering and Support, as an executive officer. Biographical information for Mr. Scarpelli, Mr. Degnan, Mr. Kleinerman, and Dr. Czajkowski is included below. Biographical information for Mr. Slootman and Dr. Dageville is included above with the director biographies in the section titled “Information Regarding the Board of Directors and Corporate Governance.”

MICHAEL P. SCARPELLI

Michael P. Scarpelli has served as our Chief Financial Officer since August 2019. Before joining us, Mr. Scarpelli served as Chief Financial Officer of ServiceNow, Inc. from August 2011 to August 2019. From July 2009 to August 2011, Mr. Scarpelli served as Senior Vice President of Finance and Business Operations of the Backup Recovery Systems Division at EMC Corporation, a computer data storage company. From September 2006 until its acquisition by EMC in July 2009, Mr. Scarpelli served as Chief Financial Officer of Data Domain Corporation. Mr. Scarpelli previously served as a member of the board of directors of Nutanix, Inc. from December 2013 to June 2020. Mr. Scarpelli holds a B.A. degree in Economics from the University of Western Ontario.

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CHRISTOPHER W. DEGNAN

Christopher W. Degnan has served as our Chief Revenue Officer since August 2018, and previously served as our VP of Sales from July 2014 to August 2018, and as our Director, Sales from November 2013 to July 2014. Before joining us, Mr. Degnan served as AVP of the West at EMC Corporation from July 2013 to November 2013. From July 2012 until its acquisition by EMC in July 2013, Mr. Degnan served as VP Western Region at Aveksa, Inc., an identity and access management software company. From April 2004 to July 2012, Mr. Degnan served in various sales positions at EMC, including as District Sales Manager from June 2008 to July 2012. Mr. Degnan holds a B.A. degree in Human Resources from the University of Delaware.

CHRISTIAN KLEINERMAN

Christian Kleinerman has served as our SVP, Product Management since January 2020, and previously served as our VP of Product from January 2018 to January 2020. Before joining us, Mr. Kleinerman served in various product management roles at Google, an internet technology company, leading YouTube’s infrastructure and data systems. Mr. Kleinerman holds a B.A. degree in Industrial Engineering from Los Andes University.

GRZEGORZ CZAJKOWSKI

Grzegorz Czajkowski has served as our SVP, Engineering and Support since June 2019. Before joining us, Dr. Czajkowski served in various roles at Google, an internet technology company, from January 2006 to June 2019, including as VP Engineering from 2017 to 2019, where he was responsible for a portfolio of Google Cloud data analytics and for internal services addressing data analytics needs of Google’s businesses. Dr. Czajkowski holds a PhD degree in Computer Science from Cornell University, an M.B.A degree from UC Berkeley, and an undergraduate degree from AGH Krakow Poland.

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EXECUTIVE
COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
OVERVIEW
This Compensation Discussion and Analysis provides information regarding the compensation program for our principal executive officer, our principal financial officer, and our other two other executive officers (collectively, our named executive officers) during the fiscal year ended January 31, 2023 (fiscal year 2023). It also describes the material elements of our fiscal year 2023 executive compensation program, provides an overview of our executive compensation philosophy, including our principal compensation policies and practices, and analyzes how and why our compensation committee arrived at specific compensation decisions.
Our named executive officers for fiscal year 2023 were:

NAMED EXECUTIVE OFFICER	TITLE

Frank Slootman	Chief Executive Officer and Chairman
Michael P. Scarpelli	Chief Financial Officer
Benoit Dageville	President of Products and Director
Christopher W. Degnan	Chief Revenue Officer
EXECUTIVE SUMMARY
Who We Are
We believe in a data connected world where organizations have seamless access to explore, share, and unlock the value of data. To realize this vision, we deliver the Data Cloud, a network where Snowflake customers, partners, developers, data providers, and data consumers can break down data silos and derive value from rapidly growing data sets in secure, governed, and compliant ways.
Our platform is the innovative technology that powers the Data Cloud, enabling customers to consolidate data into a single source of truth to drive meaningful business insights, build data applications, and share data and data products. We provide our platform through a customer-centric, consumption-based business model, only charging customers for the resources they use.
Snowflake solves the decades-old problem of data silos and data governance. Leveraging the elasticity and performance of the public cloud, our platform enables customers to unify and query data to support a wide variety of use cases. It also provides frictionless and governed data access so users can securely share data inside and outside of their organizations, generally without copying or moving the underlying data. As a result, customers can blend existing data with new data for broader context, augment data science efforts, and create new monetization streams. Delivered as a service, our platform requires near-zero maintenance, enabling customers to focus on deriving value from their data rather than managing infrastructure.

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Fiscal Year 2023
Business Highlights (as of January 31, 2023):

PRODUCT REVENUE $1.9 B Annual product revenue of $1.9 billion, representing a year over year increase of 70%.	CASH FLOW $545.6 M GAAP net cash provided by operating activities of $545.6 million for fiscal year 2023, and non-GAAP free cash flow(1) of $496.5 million for fiscal year 2023.

TOTAL CUSTOMERS 7,828 7,828 total customers(1).	$1M CUSTOMERS 330 330 customers with trailing 12-month product revenue greater than $1 million(1).	ENTERPRISE MOMENTUM 573 573 Forbes Global 2000 customers(2).

REMAINING PERFORMANCE OBLIGATIONS(1) $3.7 B $3.7 billion in remaining performance obligations.		NET REVENUE RETENTION RATE(1) 158% Our net revenue retention rate reached 158% driven by continued growth from our largest customers.

(1)See our earnings press release for the fiscal year and quarter ended January 31, 2023 filed as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on March 1, 2023 for definitions of remaining performance obligations, net revenue retention rate, total customers, and customers with trailing 12-month product revenue greater than $1 million. See Appendix A to this Proxy Statement for a definition of non-GAAP free cash flow and a full reconciliation to the most directly comparable financial measure stated in accordance with GAAP.
(2)Based on the 2022 Forbes Global 2000 list. Our Forbes Global 2000 customer count is subject to adjustments for annual updates to the Global 2000 list by Forbes, as well as acquisitions, consolidations, spin-offs, and other market activity with respect to such customers.

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Fiscal Year 2023 Executive Compensation Highlights
Our compensation committee made the following named executive officer compensation decisions for fiscal year 2023:
•Base Salary: Our compensation committee did not increase base salaries for any of our named executive officers.
•Performance-Based Cash Bonus: Our compensation committee increased target incentive bonus opportunities for each of our named executive officers to better align pay to performance.
•Long-Term Equity Awards: Our compensation committee granted to each of our named executive officers long-term incentive compensation in the form of RSU awards and stock options.
Notable Changes Since Fiscal Year 2023
To strengthen the alignment between executive officer compensation and corporate performance and to better achieve the below objectives for the fiscal year ending January 31, 2024 (fiscal year 2024), in March 2023 our compensation committee decided to grant to our executive officers performance-based RSU awards, rather than stock options, in addition to time-based RSU awards.
EXECUTIVE COMPENSATION OBJECTIVES, POLICIES, AND PRACTICES
We design our executive compensation program to achieve the following objectives:
•Attract, incentivize, retain, and reward top quality executive management;
•Demand and reward the achievement of aggressive key performance measures;
•Discourage excessive risk taking; and
•Ensure that executive compensation is meaningfully related to the creation of long-term stockholder value.
Our compensation committee closely considers our compensation philosophy and objectives as well as corporate performance, including the significant corporate achievements described above, when making executive compensation decisions. The important features of our executive compensation program include:

WHAT WE DO	WHAT WE DON’T DO

Our compensation committee consists solely of independent members of our board of directors.	We prohibit hedging and pledging of Snowflake stock.

Our compensation committee has retained an independent third-party compensation consultant for guidance in making compensation decisions.	We do not provide special executive welfare, health benefits, or retirement plans not available to our employees generally.

Equity awards in the form of RSU awards and stock options have multi-year vesting requirements to emphasize long-term incentives.	Our compensation committee does not guarantee executive salary increases, bonuses, or equity awards.

Quarterly performance-based cash bonus opportunities for all of our named executive officers are dependent upon our achievement of pre-established corporate objectives.	We do not provide our executive officers with any excise tax gross-ups.

Our compensation committee conducts an annual review of our compensation strategy and its risks.	We do not provide our executive officers with any material perquisites.

We maintain stock ownership guidelines for our named executive officers and directors (5x base salary for CEO and CFO; 2x base salary for other named executive officers).

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Elements of our Fiscal Year 2023 Compensation Program
The compensation program for our named executive officers in fiscal year 2023 consisted of a mix of fixed and variable compensation in order to align compensation with both short- and long-term stockholder value creation.

ELEMENT	OBJECTIVES	KEY FEATURES

Base Salary (fixed cash)	Provide financial stability and security through a fixed amount of cash for performing job responsibilities.	Reviewed annually and determined by our compensation committee based on a number of factors (including company and individual performance) and by reference, in part, to market data obtained from our independent third-party compensation consultant.

Quarterly Performance-Based Cash Bonus (at-risk cash)	Motivate our executive officers to achieve, and reward them for achieving, our key business objectives. Align management and stockholder interests by linking pay to performance.
Bonus opportunities are dependent upon achievement of specific, objective corporate performance metrics that are consistent with our long-term strategic plan.
Metrics are reviewed annually and metric targets are established quarterly by our compensation committee.

Long-Term Equity Incentive (at-risk equity)
 Focus our executive officers on, and reward them for, long-term company performance.
Align management and stockholder interests by linking pay to performance.
 Attract highly-qualified executives and encourage their continued employment over the long-term.

 Equity opportunities are reviewed annually.
Individual awards are determined based on a number of factors, including current corporate and individual performance and market data obtained from our independent third-party compensation consultant.

We focus on providing a competitive compensation package to each of our named executive officers that provides significant short-term and long-term incentives for the achievement of measurable corporate objectives. We believe that this approach provides an appropriate blend of incentives to maximize stockholder value.
We do not have a formal policy for allocating compensation among salary, performance incentive awards, and equity grants, among short-term and long-term compensation components, or among cash and non-cash compensation. Instead, our compensation committee uses its judgment, along with market data obtained from our independent third-party compensation consultant, to establish a total compensation program for each named executive officer that is a mix of current, short-term, and long-term incentive compensation, and cash and non-cash compensation, and that it believes is appropriate to achieve the goals of our executive compensation program and our corporate objectives.
COMPENSATION-SETTING PROCESS
Role of Our Compensation Committee and Our Board of Directors
Our compensation committee is appointed by the board of directors to assist with our board of directors' oversight responsibilities with respect to the Company’s compensation policies, plans, and programs, with the goal of attracting, incentivizing, retaining, and rewarding top quality executive management and achieving corporate results. The compensation committee is responsible for reviewing and determining all compensation paid to our executive officers, including our named executive officers, and also for reviewing our compensation practices and policies as they relate to risk management and risk-taking incentives. Our compensation committee consists solely of independent members of the board of directors.

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Our compensation committee is primarily responsible for establishing and reviewing our general compensation philosophy and objectives. The committee meets periodically throughout the year to, among other responsibilities, manage and evaluate our executive compensation program, and generally determine the principal components of compensation (base salary, performance incentive bonus, and equity awards) for our named executive officers on an annual basis; however, decisions may occur at other times for new hires, promotions, or other special circumstances as our compensation committee determines appropriate. Our board of directors has delegated the responsibility for approving transactions between Snowflake and its officers and directors that are within the scope of Rule 16b-3 promulgated under the Exchange Act to a compensation subcommittee, comprised of a subset of members of our compensation committee. Our compensation committee does not otherwise delegate its authority to approve executive officer compensation.
Role of Management
Our compensation committee works with and receives information and input from management, including from our Chief Executive Officer and from our legal, finance, and human resources departments, and considers such information in determining the structure and amount of compensation to be paid to our named executive officers. Our Chief Executive Officer provides our compensation committee with executive officer performance assessments, as well as recommendations regarding base salaries, performance incentives, equity compensation, and other compensation-related matters for our executive officers. However, our compensation committee retains the final authority to make all compensation decisions relating to our executive officers.
Role of Compensation Consultant
Our compensation committee has the sole authority to appoint, select, retain, and terminate compensation consultants to assist in its evaluation of executive compensation. The committee also has the sole responsibility for overseeing the work of any such compensation consultant.
Our compensation committee retained Compensia, Inc. (Compensia) as its independent compensation consultant for fiscal year 2023 and for prior fiscal years. Compensia’s engagement included:
•Compiling and updating a group of peer companies to use as a reference in making executive compensation decisions, evaluating current executive pay practices, and considering different compensation programs;
•Conducting market research and analysis to assist our compensation committee in developing executive compensation levels, including appropriate salaries, target bonus amounts, and equity awards for members of management, including our named executive officers; and
•Conducting a review of our director compensation policies and practices.
The compensation committee has analyzed whether the work of Compensia as compensation consultant raises any conflict of interest, taking into account relevant factors in accordance with guidelines set by the SEC. Based on its analysis, the compensation committee determined that the work of Compensia, and the individual compensation advisors employed by Compensia, does not create any conflict of interest under SEC rules and applicable stock exchange listing standards.
Use of Competitive Market Compensation Data
Our compensation committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable public companies and companies with which we compete for top talent. To this end, our compensation committee directed Compensia to develop a proposed peer group list to be used in connection with assessing our compensation practices.
Compensia undertook a detailed review of the pool of U.S.-based publicly-traded companies, taking into consideration our industry sector, the size and growth rate of such companies (based on revenues and market capitalization) relative to our size and growth rate, and the following additional factors:
•The comparability of the company’s business model;
•The comparability of the company’s primary sales channels;
•The company’s products and/or business services focus;

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•The comparability of the company’s operating history;
•The comparability of the company’s organizational complexities and growth attributes;
•The stage of the company’s maturity curve, which increases its likelihood of attracting the type of executive talent for whom we compete; and
•The comparability of the company’s operational performance (for consistency with our strategy and future performance expectations).
Following this review, Compensia recommended to our compensation committee the following primary peer group, consisting of 18 then-publicly-traded companies, which our compensation committee subsequently approved. The selected companies had, at the time of approval, annual revenues ranging from $478 million to $13,174 million, and market capitalizations ranging from $11,856 million to $101,456 million. The companies comprising this compensation peer group were as follows:

Avalara	DocuSign	ServiceNow	Twilio
Cloudflare	Elastic N.V.	Slack Technologies	Zoom Video Communications
Coupa Software	MongoDB	Splunk	Zscaler
CrowdStrike Holdings	Okta	Block (fka Square)
Datadog	Palantir Technologies	The Trade Desk

Compensia also developed for our compensation committee a set of additional reference peers, reflecting companies with which we directly compete for talent at both the executive and board levels. This set of reference peers consisted of Alphabet, Amazon.com, Microsoft, Palo Alto Networks, ServiceNow, and Workday.
In determining executive compensation for fiscal year 2023, our compensation committee reviewed data from both the above-listed primary peer group and the set of reference peers. Our compensation committee reviews our peer group at least annually and makes adjustments to its composition, if warranted, taking into account changes in both our business and the businesses of the companies in the peer group. For fiscal year 2023, Alteryx, Anaplan, and Smartsheet were removed from our peer group because they no longer met the targeted selection criteria for market capitalization. Palantir Technologies, ServiceNow, and Block, Inc. (fka Square) were added to our peer group for meeting the target selection criteria.
Factors Used in Determining Executive Compensation
Our compensation committee sets the compensation of our named executive officers at levels determined to be competitive and appropriate for each named executive officer. Compensation decisions are not made by use of a formulaic approach or benchmark. Our compensation committee believes that executive compensation decisions require consideration of a multitude of relevant factors which may vary from year to year. In making executive compensation decisions, the compensation committee generally takes into consideration the following factors:
•Company and individual performance;
•Existing business needs and criticality for future business needs;
•Scope of job function and skill set;
•Relative pay among our named executive officers;

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•Need to attract new talent and retain existing talent in a highly competitive industry;
•Value of existing equity holdings, including the potential value of unvested equity awards;
•Market data reference points, as described above under “Use of Competitive Market Compensation Data”; and
•Recommendations from Compensia, our Chief Executive Officer, and our management team.
FISCAL YEAR 2023 EXECUTIVE COMPENSATION PROGRAM
Base Salary
The annual base salaries of each of our named executive officers for fiscal year 2023 are listed below:

NAMED EXECUTIVE OFFICER	FISCAL YEAR 2023 BASE SALARY ($)	PERCENTAGE ADJUSTMENT FROM FISCAL YEAR 2022 (%)

Frank Slootman	375,000	—
Michael P. Scarpelli	300,000	—
Benoit Dageville	300,000	—
Christopher W. Degnan	300,000	—
Base salary represents the fixed portion of the compensation of our named executive officers and is an important element of compensation intended to attract and retain highly-talented individuals. In March 2022, our compensation committee reviewed the base salaries of each of our named executive officers, taking into consideration a peer group analysis, the recommendations of management, as well as the other factors described above. Following this review, our compensation committee decided to keep the base salary for each of our named executive officers unchanged as compared to the fiscal year ended January 31, 2022 (fiscal year 2022).
Performance-Based Cash Bonus and Target Amounts
We have adopted a Cash Incentive Bonus Plan for our named executive officers and other eligible employees. Each named executive officer is eligible to receive quarterly cash bonuses based on the achievement of certain performance goals, as determined in the sole discretion of our compensation committee. Our compensation committee believes that this plan’s performance metrics contribute to driving long-term stockholder value, play an important role in influencing management performance, and help attract, motivate, and retain our named executive officers and other employees.

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For fiscal year 2023, the target bonus opportunity for each of our named executive officers was a percentage of such officer’s base salary as follows:

NAMED EXECUTIVE OFFICER	TARGET ANNUAL INCENTIVE (AS A % OF BASE SALARY)	PERCENTAGE ADJUSTMENT FROM FISCAL YEAR 2022 (%)

Frank Slootman	133	33
Michael P. Scarpelli	133	33
Benoit Dageville	50	17
Christopher W. Degnan	133	33
In March 2022, our compensation committee reviewed the target bonus opportunity of each of our named executive officers, taking into consideration the achievement of our corporate performance goals in fiscal year 2022, a peer group analysis, the recommendations of management, as well as the other factors described above. Following this review, our compensation committee decided to increase the target bonus opportunity for each of our named executive officers as reflected in the table above.
Corporate Performance Goals
Under the Cash Incentive Bonus Plan, our compensation committee established a bonus pool that may be funded quarterly based on achievement of certain pre-established corporate performance goals. To measure performance for the purposes of calculating bonus pool funding for fiscal year 2023, our compensation committee, taking into consideration the recommendations of management, selected quarterly product revenue as the key metric consistent with fiscal year 2022. Bonus pool funding based on product revenue achievement for fiscal year 2023 remained unchanged from the prior fiscal year and was as follows:
•If quarterly achievement did not meet at least 85% of the pre-established target, the bonus pool for named executive officers would not be funded.
•At 85% achievement, the bonus pool would be funded at 85%.
•For achievement between 85% and 100%, bonus pool funding would increase linearly, with each additional one percent of achievement equaling one percent of funding.
In March 2022, our compensation committee, taking into consideration the recommendation of management, selected three “gate” metrics for bonus pool funding over 100%. Each of these metrics would have to be met for the bonus pool to be funded in excess of 100%. If product revenue achievement was over 100%, and achievement of each of the gate metrics was at least 100%, then funding of the bonus pool would increase by 3.33% for each additional one percent of product revenue achievement over 100%, with total bonus pool funding capped at 110% for each fiscal quarter. While funding of the bonus pool was capped at 110%, there was no limit on individual quarterly bonus payouts. Our compensation committee selected these metrics to reward short-term performance and promote long-term stockholder value. A description of each performance metric under the Cash Incentive Bonus Plan for fiscal year 2023 is below:

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METRIC	WHAT IT IS	WHY IT'S IMPORTANT

Quarterly Product Revenue	Quarterly product revenue calculated in accordance with GAAP, as publicly reported in our quarterly earnings reports.	Because we recognize product revenue based on platform consumption, product revenue is a key indicator of customer satisfaction and the value derived from our platform.

GATE METRICS

Quarterly Non-GAAP Product Gross Margin(1)	Quarterly non-GAAP product gross margin, as publicly reported in our quarterly earnings reports.	Quarterly non-GAAP product gross margin aligns bonus opportunity with long-term financial achievement, acting as a counterbalance to quarterly product revenue growth by creating incentives to balance costs and growth.

Quarterly Non-GAAP Operating Margin(1)	Quarterly non-GAAP operating margin, as publicly reported in our quarterly earnings reports.	Quarterly non-GAAP operating margin aligns bonus opportunity with objective indications of profitability, acting as another counterbalance to quarterly product revenue growth.

Quarter over Quarter Stable Edges Growth	An “edge” is a data share between a Snowflake customer and a data provider. A “stable edge” is an edge that has produced at least 20 transactions in which compute resources are consumed and such consumption results in recognized product revenue over two successive three-week periods (with at least 20 transactions in each period).	Growth in stable edges is a strong indicator of the strength and expansion of data relationships in the Data Cloud, which we believe is a good measure of our progress toward achieving our long-term product vision.

(1)See our earnings press release for the fiscal year and quarter ended January 31, 2023 filed as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on March 1, 2023 for definitions of non-GAAP product gross margin and non-GAAP operating margin.
Corporate Performance Goals - Targets and Attainment
Target achievement levels for each of the corporate performance metrics under our Cash Incentive Bonus Plan are set by our compensation committee near the start of each fiscal quarter. For example, target achievement levels for the quarter ended April 30, 2022 were set by our compensation committee in early March 2022. The table below indicates whether we attained our target achievement levels for our corporate performance metrics in each quarter of fiscal year 2023. For product revenue, we treat 100% as the target achievement level. We are not disclosing actual quarterly target achievement levels or actual quarterly attainment for any of our performance metrics as these amounts represent confidential financial information, the disclosure of which would result in competitive harm. Target achievement levels were set by our compensation committee in such a manner as to be challenging to attain.

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PERFORMANCE METRIC	Q1FY23 ATTAINMENT	Q2FY23 ATTAINMENT	Q3FY23 ATTAINMENT	Q4FY23 ATTAINMENT

Product Revenue	Target Not Met	Target Exceeded	Target Exceeded	Target Not Met

GATE METRICS

Non-GAAP Product Gross Margin Gate	N/A*	Target Met	Target Met	N/A*
Non-GAAP Operating Margin Gate	N/A*	Target Met	Target Met	N/A*
Quarter over Quarter Stable Edges Growth Gate	N/A*	Target Met	Target Met	N/A*
* Because we did not attain 100% of the product revenue target for the first and fourth quarter of fiscal year 2023, attainment of the applicable gate metrics is not applicable.
We funded the bonus pool for our named executive officers at approximately 102.36% for fiscal year 2023, which is an average funding percentage based on actual quarterly attainment of each performance metric and quarterly funding of the bonus pool based on that attainment.
Our compensation committee awarded the following total cash bonuses under the Cash Incentive Bonus Plan to each of our named executive officers in fiscal year 2023:

NAMED EXECUTIVE OFFICER	TOTAL CASH BONUS ($)

Frank Slootman	511,775
Michael P. Scarpelli	409,420
Benoit Dageville	153,534
Christopher W. Degnan	409,420
Long-Term Equity Incentive Awards
We view long-term incentive compensation in the form of equity awards as a critical component of our executive compensation program. The realized value of these equity awards is directly impacted by the price of our common stock, and, therefore, these awards are an incentive for our named executive officers to create long-term value for our stockholders. Equity awards also help us retain qualified executive officers in a competitive market.
Fiscal Year 2023
As part of its annual review of our executive compensation program for fiscal year 2023, and after taking into consideration a peer group analysis, recommendations from management, and the other factors described above, our compensation committee granted equity awards to each of our named executive officers in March 2022. For these awards, approximately 40% of the total intended

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equity grant value was delivered in the form of RSU awards, and approximately 60% of the total intended equity grant value was delivered in the form of stock options to tie a portion of these incentive awards to Company performance.
Each RSU award vests over four years on a quarterly basis. Each stock option has an exercise price of $207.56 and vests over four years, with 1/48th vesting monthly starting on April 8, 2022.

NAMED EXECUTIVE OFFICER	RSU AWARD (# OF SHARES)	STOCK OPTIONS (# OF SHARES)

Frank Slootman	44,321	133,788
Michael P. Scarpelli	23,047	69,569
Benoit Dageville	17,728	53,515
Christopher W. Degnan	21,274	64,218
Notable Changes Since Fiscal Year 2023
As part of its annual review of our executive compensation program for fiscal year 2024, our compensation committee granted a combination of RSU awards with time-based vesting requirements and RSU awards with performance-based vesting requirements (PRSU awards) to each of our named executive officers in early fiscal year 2024. After taking into consideration a peer group analysis, recommendations from management, and the other factors described above, the compensation committee decided to grant PRSU awards, instead of stock options consistent with fiscal year 2023. The RSU awards with time-based vesting requirements granted to Mr. Slootman, Mr. Scarpelli, and Dr. Dageville vest over four years with 25% of the shares underlying the RSU awards vesting on March 15, 2024, and 6.25% of the shares underlying the RSU awards vesting each quarter thereafter. The RSU award with time-based vesting requirements granted to Mr. Degnan vests over four years with 6.25% of the shares underlying the RSU award vesting on June 15, 2023, and 6.25% of the shares underlying the RSU award vesting each quarter thereafter.

NAMED EXECUTIVE OFFICER	RSU AWARD (# OF SHARES)	TARGET PRSU AWARD (# OF SHARES)

Frank Slootman	58,212	87,318
Michael P. Scarpelli	42,997	42,997
Benoit Dageville	29,767	29,767
Christopher W. Degnan	39,690	39,690
Our named executive officers have the opportunity to earn between 0% and 120% of the target PRSU award based on the weighted-average achievement of certain Company annual performance metrics during the performance period of fiscal year 2024, as determined by our compensation committee. Our compensation committee chose rigorous performance metrics and set target achievement levels of those metrics in such a manner as to be challenging to attain. The weighted-average achievement must be at least 80% for any of the PRSUs to vest. The number of shares subject to the PRSU award that are earned (Earned PRSUs) will vest over four years as follows: 25% of the Earned PRSUs will vest on March 15, 2024 and 6.25% of the Earned PRSUs will vest on each June 15, September 15, December 15, and March 15 thereafter. A description of each performance metric and its weighting are below:

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METRIC AND WEIGHTING	WHAT IT IS	WHY IT'S IMPORTANT

Annual Total Revenue Weighting: 40%	Annual total revenue calculated in accordance with GAAP, as publicly reported in our annual earnings reports.	Annual total revenue includes product revenue as well as professional services and other revenue. Because we recognize product revenue based on platform consumption, product revenue is a key indicator of customer satisfaction and the value derived from our platform. Professional services and other revenue is a strong indicator of customer investment in our platform.

Our compensation committee chose annual total revenue as a key metric for these PRSU awards to provide a broader and longer-term incentive structure from the metric of quarterly product revenue used by our Cash Incentive Bonus Plan.

Annual Non-GAAP Adjusted Free Cash Flow Weighting: 30%	Annual non-GAAP adjusted free cash flow, as publicly reported in our annual earnings reports.	Annual non-GAAP adjusted free cash flow is an indicator of the strength and performance of our core business operations.

Annual Non-GAAP Operating Margin Weighting: 30%	Annual non-GAAP operating margin, as publicly reported in our annual earnings reports.	Annual non-GAAP operating margin incentivizes management to focus on annual profitability, acting as a counterbalance to annual total revenue growth.

The compensation committee chose to grant PRSUs rather than option awards because, even more than option awards, PRSUs incentivize both aggressive short-term growth as well as long-term value-creation. PRSUs encourage short-term growth by encouraging over-achievement on aggressive company performance goals during the fiscal year ending January 31, 2024, which determines the number of PRSUs that will vest, and PRSUs encourage long-term value-creation by incorporating a four-year service requirement to receive the full benefit of any such achievement.
OTHER FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM
Offer Letters
We have entered into offer letters with Mr. Slootman, Mr. Scarpelli, Dr. Dageville, and Mr. Degnan, the terms of which are described below. Each of our executive officers has also executed our standard form of proprietary information and invention assignment agreement.
FRANK SLOOTMAN
In April 2019, we entered into an offer letter with Frank Slootman to serve as our Chief Executive Officer. The offer letter has no specific term and provides for at-will employment. Under Mr. Slootman’s offer letter, if Mr. Slootman’s employment is terminated without cause (as defined in the offer letter) or he terminates his employment for good reason (as defined in the offer letter), and such separation is not a result of Mr. Slootman’s death or disability, Mr. Slootman is entitled to a lump sum payment equal to three months of his base salary, provided that he signs a general release of all claims. Upon a change in control (as defined in the 2012 Equity Incentive Plan (2012 Plan)), all unvested shares subject to his outstanding equity awards with a time-based vesting schedule shall vest in full. If more favorable than the corresponding benefits provided under his offer letter, Mr. Slootman will be entitled to severance

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and change in control benefits under our Severance and Change in Control Plan. See the section titled “Potential Payments upon Termination or Change in Control” below.
MICHAEL P. SCARPELLI
In April 2019, we entered into an offer letter with Michael P. Scarpelli to serve as our Chief Financial Officer. The offer letter has no specific term and provides for at-will employment. Under the terms of his offer letter, Mr. Scarpelli also purchased 762,112 shares of our Series F convertible preferred stock at a price per share of $14.96125, for an aggregate purchase price of $11.4 million. In addition, under Mr. Scarpelli’s offer letter, if Mr. Scarpelli’s employment is terminated without cause (as defined in the offer letter) or he terminates his employment for good reason (as defined in the offer letter), and such separation is not a result of Mr. Scarpelli’s death or disability, Mr. Scarpelli is entitled to a lump sum payment equal to three months of his base salary, provided that he signs a general release of all claims. Upon a change in control (as defined in the 2012 Plan), all unvested shares subject to his outstanding equity awards with a time-based vesting schedule shall vest in full. If more favorable than the corresponding benefits provided under his offer letter, Mr. Scarpelli will be entitled to severance and change in control benefits under our Severance and Change in Control Plan. See the section titled “Potential Payments upon Termination or Change in Control” below.
BENOIT DAGEVILLE
In August 2020, we entered into a confirmatory offer letter with Benoit Dageville to serve as our President of Products. The confirmatory offer letter has no specific term and provides for at-will employment. In addition, under the terms of Dr. Dageville’s pre-IPO stock options, if, during the period beginning three months prior to a change in control (as defined in the 2012 Plan) and ending eighteen months after a change in control, Dr. Dageville’s employment is terminated without cause (as defined in the 2012 Plan) or he terminates his employment for good reason (as defined in the agreements underlying his stock options), and such separation is not a result of Dr. Dageville’s death or disability, then all of the unvested shares subject to each option shall accelerate and immediately vest, provided that Dr. Dageville signs a general release of all claims. If more favorable than the corresponding benefits provided under the terms of his stock options, Dr. Dageville will be entitled to severance and change in control benefits under our Severance and Change in Control Plan. See the section titled “Potential Payments upon Termination or Change in Control” below.
CHRISTOPHER W. DEGNAN
In August 2020, we entered into a confirmatory offer letter with Christopher W. Degnan to serve as our Chief Revenue Officer. The confirmatory offer letter has no specific term and provides for at-will employment. In addition, under the terms of Mr. Degnan’s pre-IPO stock options, if, during the period beginning three months prior to a change in control (as defined in the 2012 Plan) and ending eighteen months after a change in control, Mr. Degnan’s employment with us is terminated without cause (as defined in the agreements underlying his stock options) or he terminates his employment for good reason (as defined in the agreements underlying his stock options), and such separation is not a result of Mr. Degnan’s death or disability, then all of the unvested shares subject to each option shall accelerate and immediately vest, provided that Mr. Degnan signs a general release of all claims. If more favorable than the corresponding benefits provided under the terms of his stock options, Mr. Degnan will be entitled to severance and change in control benefits under our Severance and Change in Control Plan. See the section titled “Potential Payments upon Termination or Change in Control” below.
Welfare and Health Benefits
We provide other benefits to our named executive officers on the same basis as to all of our full-time employees. These benefits include, but are not limited to, medical, dental, vision, life, disability, and accidental death and dismemberment insurance plans. We pay the premiums for the life, disability and accidental death and dismemberment insurance for all of our employees, including our named executive officers.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not generally provide perquisites or other personal benefits to our named executive officers. In the future, we may

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provide perquisites or other personal benefits in limited circumstances. All future practices with respect to perquisites or other personal benefits for our named executive officers will be approved and subject to periodic review by our compensation committee.
ESPP
We offer our employees, including our named executive officers, the opportunity to purchase shares of our common stock at a discount under our 2020 Employee Stock Purchase Plan (ESPP). Pursuant to the ESPP, all eligible employees, including our named executive officers, may allocate up to 15% of their earnings (as defined in the ESPP) during a six-month period to purchase our common stock at a 15% discount to the market price on the lower of the first or the last day of the offering period, subject to specified limits.
Nonqualified Deferred Compensation
During fiscal year 2023, our U.S. employees, including our named executive officers, did not contribute to, or earn any amounts with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.
401(k) Plan
We maintain a tax-qualified retirement plan that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer compensation up to certain limits imposed by the Internal Revenue Code of 1986, as amended (Code). We have the ability to make matching and discretionary contributions to the 401(k) plan but have not done so to date. Employee contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their own contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions by employees, and income earned on those contributions, are not taxable to employees until withdrawn or distributed from the 401(k) plan. The 401(k) plan also permits contributions to be made on a post-tax basis for those employees participating in the Roth 401(k) and after-tax plan components.
Insurance Premiums
Our U.S. employees, including our named executive officers, currently participate in various health and welfare employee benefits under plans sponsored by us. These plans offer various benefits, including medical, dental, and vision coverage; life insurance, accidental death and dismemberment, and disability coverage; and flexible spending accounts, among others. All employees, including our named executive officers, who work 20 or more hours per week are eligible for these benefits. The cost of this coverage is primarily paid for by us, with employees paying a portion of the cost through payroll deductions.
TAX AND ACCOUNTING IMPLICATIONS
Under Topic 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record stock-based compensation expense on an ongoing basis in accordance with Topic 718.
Under Section 162(m) of the Code (Section 162(m)), compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible. Although our compensation committee will continue to consider tax implications as one factor in determining executive compensation, it also looks at other factors in making its decisions and retains the flexibility to provide compensation for our named executive officers in a manner consistent with the goals of our executive compensation program and the best interests of Snowflake and its stockholders, which may include providing for compensation that is not deductible due to the deduction limit under Section 162(m).

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COMPENSATION RISK ASSESSMENT
Our compensation committee believes that our employee compensation policies and programs do not encourage excessive and unnecessary risk-taking and are not reasonably likely to have a material adverse effect on our company. Our compensation committee oversaw the performance of a risk assessment of our compensation policies and programs as generally applicable to our employees to ascertain any potential material risks that may be created by our compensation programs. The compensation committee considered the findings of the assessment conducted by management, and concluded that our compensation programs (i) are designed and administered with the appropriate balance of risk and reward in relation to our overall business strategy, and (ii) do not encourage employees to take unnecessary or excessive risks, including any risks that are reasonably likely to materially harm our business or financial condition, after considering mitigating controls.

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REPORT OF THE
COMPENSATION COMMITTEE
of the Board of Directors
Our compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis (CD&A) contained in this Proxy Statement. Based on this review and discussion, our compensation committee has recommended to the board of directors that the CD&A be included in this Proxy Statement. Our compensation committee made this recommendation prior to Mr. Burke's appointment to our board of directors and compensation committee.
Members of the Compensation Committee
Jayshree V. Ullal, Chair
Mark D. McLaughlin
John D. McMahon
Michael L. Speiser

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC, and is not deemed to be incorporated by reference in any filing of Snowflake under the Securities Act or the Exchange Act, other than Snowflake’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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FISCAL YEAR 2023 SUMMARY COMPENSATION
The following table presents all of the compensation awarded to, earned by, or paid to our named executive officers for the fiscal years ended January 31, 2023, 2022, and 2021.

NAME AND PRINCIPAL POSITION	FISCAL YEAR ENDED JANUARY 31,	SALARY ($)	BONUS ($)(1)	STOCK AWARDS ($)(2)	OPTION AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)

Frank Slootman Chief Executive Officer and Chairman	2023	375,000	—	9,199,267	13,600,828	511,775	708	23,687,578
	2022	375,000	7,519	—	—	391,969	708	775,196
	2021	375,000	12,759	—	—	362,241	708	750,708
Michael P. Scarpelli Chief Financial Officer	2023	300,000	—	4,783,635	7,072,353	409,420	708	12,566,116
	2022	300,000	6,015	—	—	313,575	708	620,298
	2021	300,000	10,207	—	—	289,793	708	600,708
Benoit Dageville President of Products and Director	2023	300,000	—	3,679,624	5,440,311	153,534	638	9,574,107
	2022	300,000	2,005	—	—	104,525	567	407,097
	2021	300,000	3,402	—	—	96,598	567	400,567
Christopher W. Degnan Chief Revenue Officer	2023	300,000	—	4,415,631	6,528,373	409,420	708	11,654,132
	2022	300,000	6,015	—	—	313,575	708	620,298
	2021	300,000	10,207	—	—	289,793	708	600,708
(1)The amounts reported in this column represent additional discretionary cash bonus payments under our Cash Incentive Bonus Plan to reflect our compensation committee’s assessment of the extraordinary efforts of our executives, as well as Company performance, during the fiscal year.
(2)The amounts reported in these columns do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the grant date fair value of each RSU award and stock option, as applicable, granted during the fiscal year ended January 31, 2023, computed in accordance with the provisions of Topic 718. The assumptions used in calculating the grant date fair value of the equity awards reported in these columns are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2023. For option awards, our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than $207.56, the exercise price of the shares underlying such stock options.
(3)The amounts reported in this column represent total bonuses earned based on the achievement of company performance goals under our Cash Incentive Bonus Plan as determined by our compensation committee.
(4)The amounts reported in this column represent life insurance premiums paid by us on behalf of each named executive officer.

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GRANTS OF PLAN-BASED AWARDS
The following table presents information regarding each plan-based award granted to our named executive officers during the fiscal year ended January 31, 2023.

			ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)

NAME	AWARD TYPE	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(2)

Frank Slootman	Annual Cash	—	425,000	500,000	—	—	—	—	—
	RSU Award	3/9/2022	—	—	—	44,321(3)	—	—	9,199,267
	Option Award	3/9/2022	—	—	—	—	133,788(4)	207.56	13,600,828
Michael P. Scarpelli	Annual Cash	—	340,000	400,000	—	—	—	—	—
	RSU Award	3/9/2022	—	—	—	23,047(3)	—	—	4,783,635
	Option Award	3/9/2022	—	—	—	—	69,569(4)	207.56	7,072,353
Benoit Dageville	Annual Cash	—	127,500	150,000	—	—	—	—	—
	RSU Award	3/9/2022	—	—	—	17,728(3)	—	—	3,679,624
	Option Award	3/9/2022	—	—	—	—	53,515(4)	207.56	5,440,311
Christopher W. Degnan	Annual Cash	—	340,000	400,000	—	—	—	—	—
	RSU Award	3/9/2022	—	—	—	21,274(3)	—	—	4,415,631
	Option Award	3/9/2022	—	—	—	—	64,218(4)	207.56	6,528,373
(1)These amounts represent threshold and target bonus amounts under our Cash Incentive Bonus Plan for each named executive officer for fiscal year 2023, and do not represent actual compensation earned by our named executive officers for fiscal year 2023. Target bonuses were set as a percentage of each named executive officer's base salary for fiscal year 2023 as follows: approximately 133% for Mr. Degnan, Mr. Slootman, and Mr. Scarpelli, and 50% for Dr. Dageville. The dollar value of the actual payments for these awards is included in the “Non-Equity Incentive Plan Compensation” column of the “Fiscal Year 2023 Summary Compensation” table above. While funding of the bonus pool is capped at 110%, the plan does not provide for individual maximum payout amounts.
(2)The amounts reported in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the grant date fair value of each RSU award and option award, as applicable, granted during the fiscal year ended January 31, 2023, computed in accordance with the provisions of Topic 718. The assumptions used in calculating the grant date fair value of the equity awards reported in these columns are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2023. For option awards, our named executive officers will only realize compensation to the extent the trading price of our common stock on the date of exercise is greater than $207.56, the exercise price of the shares underlying such option awards.
(3)6.25% of the shares underlying the RSU award vest on each March 8, June 8, September 8, and December 8 starting on June 8, 2022, subject to continuous service through each such vesting date.
(4)The shares underlying the option award vest in equal monthly installments over 48 months starting on April 8, 2022, subject to continuous service through each such vesting date.

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OUTSTANDING EQUITY AWARDS AT JANUARY 31, 2023
The following table presents certain information about outstanding equity awards granted to our named executive officers that remained outstanding as of January 31, 2023.

	OPTION AWARDS					STOCK AWARDS

NAME	GRANT DATE(1)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(2)

Frank Slootman	5/29/2019	11,920,364(3)	—	8.88	5/28/2029	—	—
	5/29/2019	38,475(4)	2,816(4)	8.88	5/28/2029	—	—
	3/9/2022	27,872(5)	105,916(5)	207.56	3/8/2032	—	—
	3/9/2022	—	—	—	—	36,011(6)	5,633,561
Michael P. Scarpelli	8/27/2019	2,219,299(7)	—	8.88	8/26/2029	—	—
	3/9/2022	14,493(5)	55,076(5)	207.56	3/8/2032	—	—
	3/9/2022	—	—	—	—	18,726(6)	2,929,495
Benoit Dageville	1/14/2015	300,000(8)	—	0.26	1/13/2025	—	—
	1/30/2017	320,000(8)	—	0.74	1/29/2027	—	—
	2/8/2017	640,000(8)	—	0.74	2/7/2027	—	—
	12/11/2019	400,000(9)	—	13.48	12/10/2029	—	—
	3/9/2022	11,149(5)	42,366(5)	207.56	3/8/2023	—	—
	3/9/2022	—	—	—	—	14,404(6)	2,253,362
Christopher W. Degnan	8/17/2017	83,267(8)	—	1.41	8/16/2027	—	—
	9/19/2018	120,148(10)	—	3.74	9/18/2028	—	—
	12/11/2019	293,602(11)	—	13.48	12/10/2029	—	—
	3/9/2022	13,379(5)	50,839(5)	207.56	3/8/2023	—	—
	3/9/2022	—	—	—	—	17,286(6)	2,704,222
(1)All equity awards listed in this table that were granted prior to our IPO were granted pursuant to our 2012 Plan, and all other equity awards listed in this table were granted pursuant to our 2020 Plan.
(2)The market value of shares or units of stock that have not yet vested is based on the closing price of our common stock on January 31, 2023, which was $156.44.
(3)The shares underlying the option vest in equal monthly installments over 48 months starting on May 26, 2019, subject to Mr. Slootman’s continuous service through each such vesting date. This option is immediately exercisable, subject to our right to repurchase unvested shares in the event that Mr. Slootman’s service with us terminates. The stock option is subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change in Control.”

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(4)The shares underlying the option vest in equal monthly installments over 48 months starting on May 26, 2019, subject to Mr. Slootman’s continuous service through each such vesting date. The stock option is subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change in Control.”
(5)The shares underlying the option vest in equal monthly installments over 48 months starting on April 8, 2022, subject to continuous service through each such vesting date. The stock option is subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change in Control.”
(6)6.25% of the shares underlying the RSU award vest on each March 8, June 8, September 8, and December 8 starting on June 8, 2022, subject to continuous service through each such vesting date. The RSU award is subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change in Control.”
(7)The shares underlying the option vest in equal monthly installments over 48 months starting on September 19, 2019, subject to Mr. Scarpelli’s continuous service through each such vesting date. This option is immediately exercisable, subject to our right to repurchase unvested shares in the event that Mr. Scarpelli’s service with us terminates. The stock option is subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change in Control.”
(8)The shares subject to this option were fully vested as of January 31, 2023.
(9)The shares underlying the option vest in equal monthly installments over 48 months starting on January 11, 2020, subject to Dr. Dageville's continuous service through each such vesting date. This option is immediately exercisable, subject to our right to repurchase unvested shares in the event that Dr. Dageville's service with us terminates. The stock option is subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change in Control.”
(10)The shares underlying the option vest in equal monthly installments over 24 months starting on December 1, 2021, subject to Mr. Degnan's continuous service through each such vesting date. This option is immediately exercisable, subject to our right to repurchase unvested shares in the event that Mr. Degnan's service with us terminates. The stock option is subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change in Control.”
(11)The shares underlying the option vest in equal monthly installments over 48 months starting on January 11, 2020, subject to Mr. Degnan's continuous service through each such vesting date. This option is immediately exercisable, subject to our right to repurchase unvested shares in the event that Mr. Degnan's service with us terminates. The stock option is subject to acceleration upon certain events as described in the section titled “Potential Payments upon Termination or Change in Control.”
FISCAL YEAR 2023 OPTION EXERCISES AND STOCK VESTED
The following table presents certain information regarding any option exercises and stock vested during the fiscal year ended January 31, 2023 with respect to our named executive officers.

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(2)

Frank Slootman	—	—	4,689	717,753
Michael P. Scarpelli	200,000	28,340,000	2,476	380,037
Benoit Dageville	—	—	2,175	331,941
Christopher W. Degnan	—	—	2,608	398,112
(1)The value realized on exercise is based on the difference between the closing price of our common stock on the date of exercise and the exercise price of the applicable options, and does not represent actual amounts received by our named executive officers as a result of the option exercises.
(2)The value realized on vesting is based on the number of shares of common stock issued to each named executive officer upon the vesting of the RSU award multiplied by the closing price of our common stock on the vesting date, and does not represent actual amounts received by our named executive officers as a result of the vesting event.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
In July 2020, we adopted a Severance and Change in Control Plan (CIC Plan) that provides severance and change in control benefits to each of our named executive officers and certain other participants, under the conditions described below. The CIC Plan provides different benefits for three different “tiers” of employees. Our Chief Executive Officer and Chief Financial Officer are “tier 1” employees, and our other named executive officers are “tier 2” employees.
Under the CIC Plan, upon a “change in control” (as defined in the CIC Plan), 100% of then-unvested equity awards held by tier 1 employees will accelerate and become vested (and, if applicable, exercisable). In addition, upon a termination other than for “cause,” death, or “disability,” or upon resignation for “good reason” (each as defined in the CIC Plan) that occurs during the period beginning three months prior to a change in control and ending 18 months following such change in control, tier 1 and tier 2 employees will each be entitled to receive (i) a cash payment equal to 12 months of base salary, (ii) a cash payment equal to the participant’s target annual bonus, (iii) reimbursement of the employer portion of COBRA premiums for up to 12 months for tier 1 employees and six months for tier 2 employees, and (iv) for tier 2 employees, acceleration of vesting (and, if applicable, exercisability) of 100% of then-unvested equity awards held by such tier 2 employee. For any equity acceleration, vesting of performance-based awards will be based on the participant’s target achievement level (or actual achievement level if the performance metrics are measurable at the time of acceleration).
Upon termination other than for cause, death, or disability or upon resignation for good reason that does not occur in connection with a change in control, tier 1 and tier 2 employees will be entitled to receive (i) a cash payment equal to 12 months of base salary, and (ii) reimbursement of the employer portion of COBRA premiums for up to 12 months for tier 1 employees and six months for tier 2 employees.
Except for single trigger equity acceleration upon a change in control available to tier 1 employees, all benefits upon a termination of services are subject to the participant signing a general release of all claims. If our named executive officers are entitled to any benefits under other arrangements that are different from the benefits under the CIC Plan, each of his or her benefits under the CIC Plan shall be provided only to the extent more favorable than the corresponding benefit under such other arrangement.
The following table presents quantitative estimates of the benefits that would have accrued to our named executive officers upon a qualifying termination pursuant to the CIC Plan, assuming their employment had terminated as of January 31, 2023. Actual payments and benefits could be different if such events were to occur on any other date or if any other assumptions are used to estimate potential payments and benefits.

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NAME	BENEFIT DESCRIPTION	TERMINATION WITHOUT CAUSE BY SNOWFLAKE OR FOR GOOD REASON BY EXECUTIVE NOT IN CONNECTION WITH A CHANGE IN CONTROL ($)	TERMINATION WITHOUT CAUSE BY SNOWFLAKE OR FOR GOOD REASON BY EXECUTIVE IN CONNECTION WITH A CHANGE IN CONTROL ($)	CHANGE IN CONTROL NOT IN CONNECTION WITH TERMINATION WITHOUT CAUSE BY SNOWFLAKE OR FOR GOOD REASON BY EXECUTIVE ($)

Frank Slootman	Cash severance	375,000	875,000	—
	Accelerated vesting of equity awards(1)	—	146,205,267	146,205,267
	Continuation of health benefits	25,847	25,847	—
Michael P. Scarpelli	Cash severance	300,000	700,000	—
	Accelerated vesting of equity awards(1)	—	84,929,620	84,929,620
	Continuation of health benefits	36,703	36,703	—
Benoit Dageville	Cash severance	300,000	450,000	—
	Accelerated vesting of equity awards(1)	—	15,358,076	—
	Continuation of health benefits	12,923	12,923	—
Christopher W. Degnan	Cash severance	300,000	700,000	—
	Accelerated vesting of equity awards(1)	—	20,509,464	—
	Continuation of health benefits	18,352	18,352	—
(1)Represents the market value of the shares underlying stock options and RSU awards held by each named executive officer as of January 31, 2023 for which vesting would have been accelerated under the CIC Plan, based on the closing price of our common stock on January 31, 2023, which was $156.44. With respect to stock options with an exercise price greater than $156.44, the value used in the calculation is $0.
LIMITATIONS OF LIABILITY AND INDEMNIFICATION MATTERS
Our amended and restated certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:
•any breach of the director’s duty of loyalty to the corporation or its stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions; or
•any transaction from which the director derived an improper personal benefit.
Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

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Our amended and restated certificate of incorporation authorizes us to indemnify our directors, officers, employees, and other agents to the fullest extent permitted by Delaware law. Our amended and restated bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our amended and restated bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers, and other employees as determined by the board of directors or its designee. With certain exceptions, these agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines, and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these amended and restated certificate of incorporation and amended and restated bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of January 31, 2023. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders:

PLAN CATEGORY	(a) NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS (#)	(b) WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS ($)(1)	(c) NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a)) (#)(2)

Equity plans approved by stockholders
2012 Equity Incentive Plan	37,732,403	7.69	—
2020 Equity Incentive Plan(3)	13,681,467	207.56	52,989,307
2020 Employee Stock Purchase Plan(4)	—	—	11,046,188
Equity plans not approved by stockholders	—	—	—
(1)The weighted-average exercise price excludes any outstanding RSU awards, which have no exercise price.
(2)Stock options, RSU awards, or other stock awards granted under the 2012 Plan that are forfeited, terminated, expired, or repurchased become available for issuance under the 2020 Plan.

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(3)The 2020 Plan provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on February 1st of each fiscal year for a period of up to ten years commencing on February 1, 2021 and ending on (and including) February 1, 2030, in an amount equal to 5% of the total number of shares of common stock outstanding on January 31st of the preceding fiscal year, or such lesser number of shares of common stock as determined by our board of directors prior to February 1st of a given fiscal year. Accordingly, on February 1, 2023, the number of shares of common stock available for issuance under the 2020 Plan increased by 16,165,258 shares. This increase is not reflected in the table above.
(4)Does not include future rights to purchase common stock under our ESPP, which depend on a number of factors described in our ESPP and will not be determined until the end of the applicable purchase period. The ESPP provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on February 1st of each fiscal year for a period of up to ten years commencing on February 1, 2021 and ending on (and including) February 1, 2030, in an amount equal to the lesser of (i) 1% of the total number of shares of common stock outstanding on January 31st of the preceding fiscal year, and (ii) 8,500,000 shares of common stock, or (iii) such lesser number of shares of common stock as determined by our board of directors prior to February 1st of a given fiscal year. Accordingly, on February 1, 2023, the number of shares of common stock available for issuance under the ESPP increased by 3,233,051 shares. This increase is not reflected in the table above.

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CHIEF EXECUTIVE OFFICER
PAY RATIO
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are required to provide to our stockholders specified disclosure regarding the relationship of our Chief Executive Officer's (CEO) total compensation to the total compensation of our median employee, referred to as “pay-ratio” disclosure. We are reporting pay-ratio disclosure for the first time.
For fiscal year 2023, the median of the annual total compensation of all of our employees (other than the CEO) was $314,471 and the annual total compensation of the CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $23,687,578. Based on this information, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of our other employees was approximately 75 to 1.
The pay ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and applicable guidance and is based on our internal records and the methodology described below. The SEC rules provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as the SEC has explained, in considering the pay-ratio disclosure, stockholders should keep in mind that the SEC rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay-ratio disclosures. Accordingly, the pay ratio and related disclosure reported by other companies may not be comparable to the pay ratio and related disclosure provided herein.
METHODOLOGY USED TO IDENTIFY MEDIAN EMPLOYEE
We identified the employee with annual total compensation at the median of the compensation of all of our employees (median employee) by considering our employee population as of December 31, 2022 (employee population determination date). We considered all individuals, excluding our CEO, who were employed by us (including our consolidated subsidiaries) on the employee population determination date, whether employed in the United States or outside the United States, or on a full-time, part-time, seasonal, or temporary basis, including employees on a leave of absence (such group of employees, our employee population). Contractors were not included in our employee population.
Compensation for purposes of identifying the median employee included the following: (1) annual base salary, target annual bonus, and target annual commissions, each as in effect as of December 31, 2022; (2) for non-salaried employees, hourly rate as in effect as of December 31, 2022 annualized for a full year; and (3) the value, based on the closing price of our common stock on the date of grant, of equity awards granted to our employee population during fiscal year 2023, which reflects all new hire and “refresh” equity awards granted to our employee population during the fiscal year. To calculate the value of option awards granted to our employee population during fiscal year 2023, we multiplied the number of option shares by the exercise price. For members of the employee population who were paid other than in U.S. dollars, we converted their compensation to U.S. dollars using foreign exchange rates in effect as of December 30, 2022 as provided in our system of record for compensation information. We did not make any cost-of-living adjustments for employees outside of the United States. We believe our methodology represents a consistently applied compensation measure because it strikes a balance in terms of administrative burden while consistently treating all the primary compensation components for our worldwide workforce and capturing a full year of each of such primary compensation components.
Using this approach, we determined the median employee of our employee population. After identifying the median employee based on the methodology above, we calculated the annual total compensation for such median employee using the same methodology we used to calculate the amount reported for our named executive officers in the “Total” column of the Summary Compensation Table included in this Proxy Statement.

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PAY VERSUS
PERFORMANCE
As required by Item 402(v) of Regulation S-K under the Securities Act (Item 402(v)), we are providing the following information about the relationship between executive compensation that the SEC deems to have been "actually paid" to our CEO and other named executive officers (NEOs) and certain indicators of our performance. Item 402(v) requires the amounts included in the “compensation actually paid” columns of the table below to be calculated according to a particular formula that treats the increase or decrease in the value of outstanding equity awards as amounts "actually paid" to the NEO, regardless of whether the NEO realized any gain from such fluctuation in equity value. Applying the formula, the table below shows a negative amount of "compensation actually paid" to our CEO and other NEOs for fiscal year 2023 and fiscal year 2022. This is largely due to a significant decrease in the fair value of option awards that were granted prior to our IPO, reflecting a general deterioration of the macroeconomic environment. Our CEO and other NEOs were not actually paid a negative amount in these fiscal years, as the table appears to show. The same also is true for the negative average “compensation actually paid” amount for our other NEOs. Given that the substantial majority of our CEO’s and other NEOs’ total compensation value consists of equity awards, changes in the fair value of vested and unvested equity awards will continue to have a significant effect on the amounts shown in the “compensation actually paid” columns of the table below.
For additional information concerning our pay-for-performance philosophy and how our executive compensation program is designed, please see the section titled "Compensation Discussion and Analysis."

					VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:

FISCAL YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR CEO ($)(1)	COMPENSATION ACTUALLY PAID TO CEO ($)(2)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR OTHER NEOS ($)(1)	AVERAGE COMPENSATION ACTUALLY PAID TO OTHER NEOS ($)(2)	TOTAL STOCKHOLDER RETURN ($)(3)	PEER GROUP TOTAL STOCKHOLDER RETURN ($)(4)	NET INCOME (LOSS) ($)(5) (IN THOUSANDS)	PRODUCT REVENUE ($)(6) (IN MILLIONS)

2023	23,687,578	(494,671,832)	11,264,785	(64,047,435)	61.61	117.87	(797,526)	1,939
2022	775,196	(17,750,504)	549,231	(2,993,939)	108.65	141.25	(679,948)	1,141
2021	750,708	2,679,596,490	600,708	434,480,975	107.29	112.70	(539,102)	554
(1)The dollar amounts reported are the amounts of total compensation reported for Mr. Slootman (our CEO and Principal Executive Officer) and for Mr. Scarpelli, Dr. Dageville, and Mr. Degnan (collectively, our other NEOs) in our Summary Compensation Table for the fiscal year. The other NEOs included for the purposes of calculating average amounts in each applicable fiscal year are as follows: (i) for fiscal years 2023 and 2022, Mr. Scarpelli, Dr. Dageville, and Mr. Degnan, and (ii) for fiscal year 2021, Mr. Scarpelli and Mr. Degnan.
(2)The dollar amounts reported represent the amount of "compensation actually paid" (CAP), as computed in accordance with Item 402(v). The dollar amounts do not reflect the actual amounts of compensation earned by or paid during the applicable year. In accordance with Item 402(v), the following adjustments were made to total compensation reported in our Summary Compensation Table to determine the CAP:

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	FISCAL YEAR 2023		FISCAL YEAR 2022		FISCAL YEAR 2021

	CEO ($)	AVERAGE FOR OTHER NEOS ($)	CEO ($)	AVERAGE FOR OTHER NEOS ($)	CEO ($)	AVERAGE FOR OTHER NEOS ($)

Summary Compensation Table Total	23,687,578	11,264,785	775,196	549,231	750,708	600,708
ADJUSTMENTS
Deduction for the amounts reported under the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table(a)	(22,800,095)	(10,639,976)	—	—	—	—
Item 402(v) Equity Award Adjustments(b)	(495,559,315)	(64,672,244)	(18,525,700)	(3,543,170)	2,678,845,782	433,880,267
Compensation Actually Paid	(494,671,832)	(64,047,435)	(17,750,504)	(2,993,939)	2,679,596,490	434,480,975
(a) Reflects the aggregate grant date fair value for our CEO's equity awards, and the average aggregate grant date fair value of our other NEOs equity awards, granted each year as reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the fiscal year, calculated in accordance with Topic 718. Because we do not sponsor or maintain any defined benefit pension plans, no deductions related to pension value were made.
(b) Item 402(v) equity award adjustments reflect the aggregate of the following (as applicable): (i) the fiscal year-end fair value of any equity awards granted in the relevant fiscal year that are outstanding and unvested as of the end of such fiscal year; (ii) the amount of change as of the end of the fiscal year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior fiscal years that remain outstanding and unvested as of the end of the fiscal year; (iii) for equity awards that are granted and vest in the same fiscal year, the fair value as of the vesting date; and (iv) for equity awards granted in prior fiscal years that vest in the relevant fiscal year, the amount equal to the change in fair value as of the vesting date compared to the fair value at the end of the prior fiscal year. Equity fair values are calculated in accordance with Topic 718. The valuation assumptions used to calculate these fair values were updated as of each measurement date and will differ from those disclosed in our audited consolidated financial statements as of the grant date. The methodology used to develop the valuation assumptions as of each applicable measurement date is consistent with the disclosure in our audited consolidated financial statements for the period in which the grant was made. The amounts deducted or added in calculating the equity award adjustments for the CEO and other NEOs are as follows:
CEO Equity Award Adjustments:

FISCAL YEAR	FISCAL YEAR END FAIR VALUE OF EQUITY AWARDS GRANTED IN THE COVERED YEAR AND UNVESTED ($)	YEAR OVER YEAR CHANGE IN FAIR VALUE OF OUTSTANDING AND UNVESTED EQUITY AWARDS ($)	FAIR VALUE AS OF VESTING DATE OF EQUITY AWARDS GRANTED AND VESTED IN THE COVERED YEAR ($)	YEAR OVER YEAR CHANGE IN FAIR VALUE OF EQUITY AWARDS GRANTED IN PRIOR YEARS THAT VESTED IN THE COVERED YEAR ($)	TOTAL EQUITY AWARD ADJUSTMENT ($)

2023	13,565,475	(113,264,406)	3,117,411	(398,977,795)	(495,559,315)
2022	—	(27,382,771)	—	8,857,071	(18,525,700)
2021	—	2,192,699,730	—	486,146,052	2,678,845,782

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Other NEOs Average Equity Award Adjustments:

FISCAL YEAR	AVERAGE FISCAL YEAR END FAIR VALUE OF EQUITY AWARDS GRANTED IN THE COVERED YEAR AND UNVESTED ($)	YEAR OVER YEAR AVERAGE CHANGE IN FAIR VALUE OF OUTSTANDING AND UNVESTED EQUITY AWARDS ($)	AVERAGE FAIR VALUE AS OF VESTING DATE OF EQUITY AWARDS GRANTED AND VESTED IN THE COVERED YEAR ($)	YEAR OVER YEAR AVERAGE CHANGE IN FAIR VALUE OF EQUITY AWARDS GRANTED IN PRIOR YEARS THAT VESTED IN THE COVERED YEAR ($)	TOTAL AVERAGE EQUITY AWARD ADJUSTMENT ($)

2023	6,330,551	(30,426,873)	1,454,757	(42,030,679)	(64,672,244)
2022	—	(3,731,610)	—	188,440	(3,543,170)
2021	—	358,530,261	—	75,350,006	433,880,267
(3)Represents the total stockholder return (TSR) of a $100 investment in our stock as of September 16, 2020, the date that our common stock began trading on the New York Stock Exchange, valued again on each of January 31, 2021, 2022, and 2023, assuming the reinvestment of gross dividends.
(4)Represents the TSR of the S&P 500 Information Technology Index based on a $100 investment as of September 16, 2020, valued again on each of January 31, 2021, 2022, and 2023, assuming the reinvestment of gross dividends.
(5)Represents net income (loss) as reported in our audited consolidated financial statements.
(6)We have identified product revenue as the most important financial performance measure used to link compensation actually paid to the CEO and other NEOs to our performance, as this measure is one of our key business metrics and is used to determine executive compensation, including as the key metric that determines funding under our Cash Incentive Bonus Plan.
FINANCIAL PERFORMANCE MEASURES
Below are the most important financial performance measures used by us to link compensation actually paid to our NEOs for fiscal year 2023 to our performance:
•Product Revenue
•Non-GAAP Product Gross Margin
•Non-GAAP Operating Margin
•Quarter over Quarter Stable Edges Growth

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ANALYSIS OF INFORMATION PRESENTED IN THE PAY VERSUS PERFORMANCE TABLE
As required by SEC rules, we are providing in this section a graphic analysis showing a comparison of the CAP to named executive officers and the other metrics presented in the Pay Versus Performance table: total stockholder return, net income (loss), and product revenue.
The following graph shows the relationship between the CAP to our CEO, the average CAP to our other NEOs, our cumulative total stockholder return, and the cumulative total stockholder return of our peer group for each of the periods presented in the Pay Versus Performance table.

CEO and Average NEO CAP Versus SNOW TSR and Peer Group TSR
$3,000,000,000
$2,500,000,000
$2,000,000,000
$1,500,000,000
$1,000,000,000
$500,000,000
$—
$(500,000,000)
$(1,000,000,000)
Compensation Actually Paid
$160
$140
$120
$100
$80
$60
$40
$20
$0
Total Stockholder Return
$113
$141
$118
$107
$109
$62
2021
2022
2023
Fiscal Year
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Other NEOs
Company Total Stockholder Return
Peer Group TSR

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The following graph shows the relationship between the CAP to our CEO, the average CAP to our other NEOs, and our annual product revenue for each of the periods presented in the Pay Versus Performance table.

CEO and Average NEO CAP Versus Product Revenue
$3,000,000,000
$2,500,000,000
$2,000,000,000
$1,500,000,000
$1,000,000,000
$500,000,000
$—
$(500,000,000)
$(1,000,000,000)
2021
2022
2023
Fiscal Year
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Other NEOs
Product Revenue

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The following graph shows the relationship between the CAP to our CEO, the average CAP to our other NEOs, and our annual net income (loss) for each of the periods presented in the Pay Versus Performance table.

CEO and Average NEO CAP Versus Net Loss
$3,000,000,000
$2,500,000,000
$2,000,000,000
$1,500,000,000
$1,000,000,000
$500,000,000
$–
$(500,000,000)
$(1,000,000,000)
2021
2022
2023
Fiscal Year
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Other NEOs
Net Income (Loss)

All of the information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

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SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
The following table presents certain information regarding the ownership of our common stock as of April 30, 2023 by:
•each named executive officer;
•each of our directors;
•our directors and executive officers as a group; and
•each person or entity known by us to own beneficially more than 5% of our capital stock.
In May 2023, our board of directors appointed each of Christian Kleinerman, our SVP, Product Management, and Grzegorz Czajkowski, our SVP, Engineering and Support, as an executive officer. Mr. Kleinerman and Dr. Czajkowski are not included in the following table.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 325,811,717 shares of common stock outstanding as of April 30, 2023. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all (i) shares underlying RSU awards held by the person that may vest and settle within 60 days of April 30, 2023 and (ii) shares subject to options held by the person that are currently exercisable, or would be exercisable or would vest based on service-based vesting conditions within 60 days of April 30, 2023. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

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Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Snowflake Inc. Suite 3A, 106 East Babcock Street, Bozeman, Montana 59715.

NAME	SHARES OF COMMON STOCK BENEFICIALLY OWNED (#)	PERCENTAGE OF SHARES BENEFICIALLY OWNED (%)

NAMED EXECUTIVE OFFICERS AND DIRECTORS
Frank Slootman(1)	12,969,839	3.8
Michael P. Scarpelli(2)	3,118,990	1.0
Benoit Dageville(3)	6,517,372	2.0
Christopher W. Degnan(4)	1,273,775	*
Teresa Briggs(5)	30,000	*
Stephen B. Burke(6)	1,918	*
Jeremy Burton(7)	37,703	*
Mark S. Garrett(8)	689,234	*
Kelly A. Kramer(9)	43,932	*
Mark D. McLaughlin	—	*
John D. McMahon(10)	868,610	*
Michael L. Speiser(11)	2,860,551	*
Jayshree V. Ullal(12)	51,224	*
All directors and current executive officers as a group (13 persons)(13)	28,463,148	8.3
5% STOCKHOLDERS
The Vanguard Group(14)	17,709,367	5.4
* Less than 1 percent.
(1)Consists of (i) 97,000 shares of common stock held by Mr. Slootman, (ii) 767,292 shares of common stock held by the Slootman Living Trust, for which Mr. Slootman is a trustee, (iii) 83,014 shares of common stock held by the Slootman Family Foundation, for which Mr. Slootman is a trustee but with respect to which Mr. Slootman has no pecuniary interest, (iv) 16,300 shares of common stock held by the Slootman's Grandchildren's Trust, for which Mr. Slootman is a trustee, (v) 2,770 shares of common stock issuable upon the vesting, within 60 days of April 30, 2023, of RSU awards granted to Mr. Slootman, and (vi) 12,003,463 shares of common stock subject to stock options held by Mr. Slootman that are exercisable within 60 days of April 30, 2023.
(2)Consists of (i) 83,022 shares of common stock held by Mr. Scarpelli, (ii) 577,218 shares of common stock held by the Michael P. Scarpelli 2019 Grantor Retained Annuity Trust, for which Mr. Scarpelli is a beneficiary, (iii) 178,947 shares of common stock held by the Scarpelli Family Trust, for which Mr. Scarpelli is a trustee, (iv) 9,686 shares of common stock held by the 2020 Fintail Irrevocable GST Exempt Trust f/b/o Child 1, (v)

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9,686 shares of common stock held by the 2020 Fintail Irrevocable GST Exempt Trust f/b/o Child 2, (vi) 9,686 shares of common stock held by the 2020 Fintail Irrevocable GST Exempt Trust f/b/o Child 3, (vii) 2,755 shares of common stock held by the 2020 Fintail Irrevocable Non-Exempt Trust f/b/o Child 1, (viii) 2,755 shares of common stock held by the 2020 Fintail Irrevocable Non-Exempt Trust f/b/o Child 2, (ix) 2,755 shares of common stock held by the 2020 Fintail Irrevocable Non-Exempt Trust f/b/o Child 3, (x) 1,441 shares of common stock issuable upon the vesting, within 60 days of April 30, 2023, of RSU awards granted to Mr. Scarpelli within 60 days of April 30, 2023, and (xi) 2,241,039 shares of common stock subject to a stock option held by Mr. Scarpelli that is exercisable within 60 days of April 30, 2023, of which 158,774 shares would be unvested as of such date.
(3)Consists of (i) 5,081,133 shares of common stock held by The Snow Trust, for which Dr. Dageville is a trustee, (ii) 1,108 shares of common stock issuable upon the vesting, within 60 days of April 30, 2023, of RSU awards granted to Dr. Dageville, and (iii) 1,435,131 shares of common stock subject to stock options held by Dr. Dageville that are exercisable within 60 days of April 30, 2023, of which 50,000 shares would be unvested as of such date.
(4)Consists of (i) 95,591 shares of common stock held by Mr. Degnan, (ii) 537,289 shares of common stock held by the Degnan Family Trust, for which Mr. Degnan is a trustee, (iii) 120,000 shares of common stock held by the Degnan Gift Trust, for which Mr. Degnan's immediate family are beneficiaries, (iv) 3,810 shares of common stock issuable upon the vesting, within 60 days of April 30, 2023, of RSU awards granted to Mr. Degnan, and (v) 517,085 shares of common stock subject to stock options held by Mr. Degnan that are exercisable within 60 days of April 30, 2023, of which 63,620 shares would be unvested as of such date.
(5)Consists of 30,000 shares of common stock subject to a stock option held by The Teresa Briggs Trust that is exercisable within 60 days of April 30, 2023, of which 6,250 shares would be unvested as of such date.
(6)Consists of 1,918 shares of common stock held by Mr. Burke and his spouse.
(7)Consists of (i) 1,244 shares of common stock held by Mr. Burton and (ii) 36,459 shares of common stock subject to a stock option held by Mr. Burton that is exercisable within 60 days of April 30, 2023, of which 7,292 shares would be unvested as of such date.
(8)Consists of (i) 1,224 shares of common stock held by Mr. Garrett, (ii) 121,010 shares of common stock held by the Garrett Family Investment Partnership, for which Mr. Garrett is the general partner and (iii) 567,000 shares of common stock subject to a stock option held by Mr. Garrett that is exercisable within 60 days of April 30, 2023, of which 106,554 shares would be unvested as of such date.
(9)Consists of (i) 1,224 shares of common stock held by Ms. Kramer and (ii) 42,708 shares of common stock subject to a stock option held by Ms. Kramer that is exercisable within 60 days of April 30, 2023.
(10)Consists of (i) 151,685 shares of common stock held by Mr. McMahon, (ii) 151,188 shares of common stock held by The John McMahon Software Irrevocable Trust, for which Mr. McMahon's immediate family are beneficiaries, (iii) 125,737 shares of common stock held by the John McMahon 1995 Family Trust, for which Mr. McMahon is a trustee, and (iv) 440,000 shares of common stock subject to stock options held by Mr. McMahon that are exercisable within 60 days of April 30, 2023.
(11)Consists of (i) 20,574 shares of common stock held by Mr. Speiser, (ii) 2,217,289 shares of common stock held by trusts, for which Mr. Speiser is a trustee and (ii) 622,688 shares of common stock held by Chatter Peak Partners, L.P., for which Mr. Speiser is a trustee of a trust which is the general partner.
(12)Consists of (i) 1,224 shares of common stock held by Ms. Ullal and (ii) 50,000 shares of common stock subject to a stock option held by Ms. Ullal that is exercisable within 60 days of April 30, 2023, of which 12,500 shares would be unvested as of such date.
(13)Consists of (i) 11,091,134 shares of common stock held by all named executive officers and directors as a group, (ii) 9,129 shares of common stock issuable upon the vesting, within 60 days of April 30, 2023, of RSU awards granted to executive officers, and (iii) 17,362,885 shares of common stock subject to stock options that are exercisable within 60 days of April 30, 2023, of which 404,990 shares would be unvested as of such date.
(14)Based solely on a report on Schedule 13G/A filed with the SEC on February 9, 2023. The Vanguard Group has shared voting power of 211,613 shares of common stock, sole dispositive power over 17,097,565 shares of common stock and shared dispositive power over 611,802 shares of common stock. The Schedule 13G/A contained information as of December 30, 2022 and may not reflect current holdings of common stock. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of such securities. To our knowledge, based solely on a review of such reports filed with the SEC and written representations that no other reports were required, during the fiscal year ended January 31, 2023, we believe that all required reports were timely filed, except that, due to administrative error, one Form 4 for Carl M. Eschenbach to report shares of our common stock received by an entity affiliated with Sequoia Capital, of which Mr. Eschenbach was a partner, was filed late on May 10, 2022.

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TRANSACTIONS WITH
RELATED PERSONS
In addition to the compensation arrangements with our directors and executive officers discussed in the sections titled “Director Compensation” and “Executive Compensation,” the following is a description of each transaction since the beginning of our last fiscal year and each currently proposed transaction in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.
RELATIONSHIP WITH OBSERVE, INC.
Mr. Burton, a member of our board of directors, is currently the Chief Executive Officer of Observe, Inc. Observe has been our customer since 2018. Pursuant to our customer agreement with Observe, Observe made payments to us of $6,044,950 during fiscal year 2023. Our agreements with Observe are negotiated in the ordinary course of business on terms that are comparable to the terms available to an unrelated third party.
RELATIONSHIPS WITH CTP AVIATION
Frank Slootman, our Chief Executive Officer and a member of our board of directors, and Michael P. Scarpelli, our Chief Financial Officer, each own an aircraft that is used in a pool of aircraft by CTP Aviation, a charter aircraft company, pursuant to a lease-back arrangement. We book charter aircraft for business travel services for Mr. Slootman, Mr. Scarpelli, and other employees through CTP Aviation, and from time to time, each of Mr. Slootman's and Mr. Scarpelli's plane is used for business trips chartered by us. As part of the lease-back arrangements, when Mr. Slootman's or Mr. Scarpelli's plane is used by CTP Aviation (including any travel booked by us), as the aircraft owner Mr. Slootman or Mr. Scarpelli, as applicable, receives from CTP Aviation substantially all of the charter charges, net of any charter fee retained by CTP Aviation and related aircraft operating expenses. During fiscal year 2023, we (i) paid CTP Aviation $215,364 for business travel on Mr. Slootman's aircraft, and (ii) did not pay CTP Aviation for any business travel on Mr. Scarpelli's aircraft.
RELATIONSHIP WITH WORKDAY, INC.
Carl M. Eschenbach was a member of our board of directors during fiscal year 2023 and was appointed as the Co-Chief Executive Officer of Workday, Inc. on December 14, 2022, and he currently holds that position. Pursuant to our vendor agreement with Workday, we made payments to Workday of $2,185,119 during fiscal year 2023. Our agreements with Workday are negotiated in the ordinary course of business on terms that are comparable to the terms available to an unrelated third party. On April 5, 2023, Mr. Eschenbach resigned as a member of our board of directors.
ADVISOR RELATIONSHIP WITH CARL M. ESCHENBACH
Effective upon his resignation as a member of our board of directors, we entered into advisor agreement with Mr. Eschenbach pursuant to which he provides advisory services to management, our board of directors, and any committees thereof. In connection with his role as an advisor, (i) Mr. Eschenbach’s outstanding RSU awards will continue to vest so long as he is providing Continuous Service (as defined in the 2020 Plan), and (ii) he received an RSU award for 534 shares of our common stock, which will fully vest on April 5, 2024, subject to Mr. Eschenbach’s Continuous Service through such date.

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EMPLOYMENT ARRANGEMENT WITH AN IMMEDIATE FAMILY MEMBER
OF OUR PRESIDENT OF PRODUCTS
Cedric Dageville, the son of Benoit Dageville, our President of Products and a member of our board of directors, was a corporate account executive during fiscal year 2023. During fiscal year 2023, Cedric Dageville earned cash compensation, bonuses, and commissions of $266,607, in addition to equity. Cedric Dageville’s compensation was based on reference to external market practices of similar positions or internal pay equity when compared to the compensation paid to employees in similar positions who were not related to our President of Products and directors. Cedric Dageville was also eligible for equity awards on the same general terms and conditions as applicable to employees in similar positions who were not related to our President of Products and directors.
INDEMNIFICATION AGREEMENTS
Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our board of directors with discretion to indemnify our employees and other agents when determined appropriate by our board of directors or its designee. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them. For more information regarding these agreements, see the section titled “Executive Compensation—Limitations of Liability and Indemnification Matters.”
POLICIES AND PROCEDURES FOR TRANSACTIONS WITH RELATED PERSONS
We have adopted a Related Party Transactions Policy, which sets forth the procedures for our board of directors or our audit committee to identify, review, consider, and approve or ratify any transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect material interest. In approving or rejecting any such transaction, our board of directors or our audit committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

69

HOUSEHOLDING OF
PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokerage firms) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokerage firms with account holders who are our stockholders will likely be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your brokerage firm that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your brokerage firm or us. Direct your written request to us via email at IR@snowflake.com. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokerage firm.

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OTHER
MATTERS
The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with his or her best judgment.
May 25, 2023

We have filed our Annual Report on Form 10-K for the fiscal year ended January 31, 2023 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this Proxy Statement and our Annual Report on Form 10-K at www.investors.snowflake.com. A copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2023 is also available without charge upon written request to us via email at IR@snowflake.com.

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APPENDIX A
STATEMENT REGARDING USE OF
NON-GAAP FINANCIAL MEASURES
This proxy statement includes the following non-GAAP financial measure, which should be viewed as an addition to, and not a substitute for or superior to, financial measures calculated in accordance with GAAP.
•Non-GAAP Free Cash Flow. Free cash flow is defined as net cash provided by (used in) operating activities reduced by purchases of property and equipment and capitalized internal-use software development costs. Cash outflows for employee payroll tax items related to the net share settlement of equity awards are included in cash flow for financing activities and, as a result, do not have an effect on the calculation of free cash flow. We believe this measure provides useful supplemental information to investors because it is an indicator of the strength and performance of our core business operations.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non‑GAAP financial measures may not be comparable to similar measures used by other companies. We encourage stockholders to carefully consider our GAAP results, as well as our supplemental non‑GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the table below for the reconciliation of GAAP and non‑GAAP results.
GAAP to Non-GAAP Reconciliation
(in millions, except for percentages)

	Fiscal Year Ended January 31,

	2023	2022

Free cash flow:
GAAP net cash provided by operating activities	$546	$110
Less: purchases of property and equipment	(25)	(16)
Less: capitalized internal-use software development costs	(24)	(13)
Non-GAAP free cash flow	$497	$81

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snowflake®

SNOWFLAKE INC.
106 EAST BABCOCK STREET, SUITE 3A
BOZEMAN, MT 59715

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 4, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SNOW2023**

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 4, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the environmental impact and the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V18583-P92476 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SNOWFLAKE INC.

The Board of Directors recommends you vote FOR each of the following nominees:

1. Election of Class III Directors

Nominees:	**For**	**Withhold**
1a. Teresa Briggs	☐	☐
1b. Jeremy Burton	☐	☐
1c. Mark D. McLaughlin	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	**Against**	**Abstain**
2. To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	**Against**	**Abstain**
3. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2024.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment, continuation, or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V18584-P92476

SNOWFLAKE INC.
Annual Meeting of Stockholders
July 5, 2023 10:00 AM, Mountain Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Frank Slootman and Michael P. Scarpelli, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Snowflake Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Mountain Time on July 5, 2023, to be held virtually, via live webcast at www.virtualshareholdermeeting.com/SNOW2023, and any adjournment, continuation, or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side